                                  EXHIBIT 10.1

                               FORMATION AGREEMENT

                               Formation Agreement


                                  By and Among


                         Weatherford International, Inc.
                             a Delaware corporation,

                 Weatherford Enterra Compression Company, L.P.,
                         a Delaware limited partnership,

                      General Electric Capital Corporation,
                           a New York corporation, and

                       Global Compression Services, Inc.,
                             a Delaware Corporation


                          Dated as of February 2, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
ARTICLE I

             DEFINITIONS..........................................................................................1
             Section 1.1.            Definitions..................................................................1

ARTICLE II

             FORMATION AND CONTRIBUTION; CLOSING..................................................................1
             Section 2.1.            Formation and Contribution...................................................1
             Section 2.2.            Closing.....................................................................11
             Section 2.3.            Audit and Adjustment........................................................11
             Section 2.4.            Financing for the Partnership...............................................12

ARTICLE III

             REPRESENTATIONS AND WARRANTIES......................................................................12
             Section 3.1.            Representations and Warranties of Weatherford and WECC......................12
             Section 3.2.            Representations and Warranties of GE Capital and Global.....................23

ARTICLE IV

             CERTAIN COVENANTS...................................................................................34
             Section 4.1.            Conduct of Weatherford Compression Business.................................34
             Section 4.2.            Conduct of Global Compression Business......................................36
             Section 4.3.            Certain Other Covenants.....................................................37
             Section 4.4.            Curing Adverse Environmental Conditions.....................................40

ARTICLE V

             CONDITIONS..........................................................................................40
             Section 5.1.            Conditions Precedent to Each Party's Obligations............................40
             Section 5.2.            Conditions Precedent to Obligations of Weatherford and the other
                                     Weatherford Entities........................................................41
             Section 5.3.            Conditions Precedent to Obligations of GE Capital and the other
                                     GE Entities.................................................................43

ARTICLE VI

             TERMINATION; AMENDMENT; WAIVER......................................................................45
             Section 6.1.            Termination.................................................................45
             Section 6.2.            Amendment...................................................................46


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
             Section 6.3.            Procedure for Termination, Amendment, Extension or Waiver
                          .......................................................................................46

ARTICLE VII

             TAX MATTERS.........................................................................................46
             Section 7.1.            Certain Tax Matters.........................................................46

ARTICLE VIII

             INDEMNIFICATION.....................................................................................50
             Section 8.1.            Survival of Certain Representations and Warranties..........................50
             Section 8.2.            Indemnification by Weatherford and WECC.....................................50
             Section 8.3.            Indemnification by GE Capital and Global....................................52

ARTICLE IX

             MISCELLANEOUS.......................................................................................53
             Section 9.1.            Expenses....................................................................53
             Section 9.2.            Dispute Resolution and Arbitration..........................................54
             Section 9.3.            Notice......................................................................56
             Section 9.4.            Assignment..................................................................56
             Section 9.5.            Successors Bound............................................................56
             Section 9.6.            Governing Law...............................................................56

ANNEX

         Annex I           Glossary of Terms

EXHIBITS

         Exhibit A         Certificate of Formation
         Exhibit B         Certificate of Limited Partnership
         Exhibit C         LLC Agreement
         Exhibit D         LP Agreement
         Exhibit E         Registration Rights Agreement
         Exhibit F         Unanimous Consent of Directors
         Exhibit G         [Reserved]
         Exhibit H         Shared Services Agreement
         Exhibit I         Transition Agreement
         Exhibit J         Assignment, Conveyance and Assumption Documents



                                       ii

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
SCHEDULES

         Schedule 2.1(c)(2)(A)      -       Included Weatherford Assets
         Schedule 2.1(c)(2)(B)      -       Excluded Weatherford Assets
         Schedule 2.1(c)(2)(i)      -       Weatherford Real Property Interests
         Schedule 2.1(c)(2)(ii)     -       Weatherford Contracts
         Schedule 2.1(c)(2)(iii)    -       Weatherford Other Property Interests
         Schedule 2.1(c)(2)(vi)     -       Weatherford Business Records
         Schedule 2.1(c)(2)(vii)    -       Weatherford Miscellaneous Assets
         Schedule 2.1(c)(2)(ix)     -       Weatherford Licenses
         Schedule 2.1(c)(2)(x)      -       Weatherford Intellectual Property
         Schedule 2.1(c)(2)(xii)    -       Weatherford Bank Accounts
         Schedule 2.1(c)(3)         -       "Twelve-Step" Transfer
         Schedule 2.1(d)(2)(A)      -       Excluded Global Assets
         Schedule 2.1(d)(2)(i)      -       Global Real Property Interests
         Schedule 2.1(d)(2)(ii)     -       Global Contracts
         Schedule 2.1(d)(2)(iii)    -       Global Other Property Interests
         Schedule 2.1(d)(2)(vi)     -       Global Business Records
         Schedule 2.1(d)(2)(vii)    -       Global Miscellaneous Assets
         Schedule 2.1(d)(2)(ix)     -       Global Licenses
         Schedule 2.1(d)(2)(x)      -       Global Intellectual Property
         Schedule 2.1(d)(2)(xii)    -       Global Bank Accounts
         Schedule 2.3               -       Calculation of Net Assets
         Schedule 3.1(a)            -       Weatherford Foreign Qualifications
         Schedule 3.1(b)            -       Weatherford Financial Statements
         Schedule 3.1(f)            -       Weatherford Business Exceptions
         Schedule 3.1(h)            -       Weatherford Litigation
         Schedule 3.1(i)            -       Weatherford Employee Benefit Matters
         Schedule 3.1(j)            -       Weatherford Tax Matters
         Schedule 3.1(l)            -       Weatherford Environmental Matters
         Schedule 3.1(n)            -       Weatherford Material Contracts and Agreements
         Schedule 3.1(o)            -       Weatherford Property Encumbrances
         Schedule 3.1(q)            -       Weatherford Labor Matters
         Schedule 3.1(r)            -       Weatherford Insurance Policies
         Schedule 3.1(s)            -       Weatherford Undisclosed Liabilities
         Schedule 3.1(t)            -       Weatherford Year 2000 Compliance
         Schedule 3.2(a)            -       Global Foreign Qualifications
         Schedule 3.2(b)            -       Global Financial Statements
         Schedule 3.2(f)            -       Global Business Exceptions
         Schedule 3.2(h)            -       Global Litigation
         Schedule 3.2(i)            -       Global Employee Benefit Matters
         Schedule 3.2(j)            -       Global Tax Matters
         Schedule 3.2(l)            -       Global Environmental Matters
         Schedule 3.2(n)            -       Global Material Contracts and Agreements
         Schedule 3.2(o)            -       Global Property Encumbrances
         Schedule 3.2(r)            -       Global Insurance Policies


                                       iii

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
         Schedule 3.2(s)            -       Global Undisclosed Liabilities
         Schedule 3.2(t)            -       Global Year 2000 Compliance
         Schedule 4.1(a)(iv)        -       Weatherford Acquisition Transactions
         Schedule 4.2(a)(iv)        -       Global Acquisition Transactions
         Schedule 4.2(a)(viii)      -       Global Contemplated Transactions

                               FORMATION AGREEMENT


                  This Formation Agreement dated as of February 2, 1999 ("Formation Agreement"), by and among (i) Weatherford International, Inc., a Delaware corporation ("Weatherford"), and Weatherford Enterra Compression Company, L.P., a Delaware limited partnership ("WECC", and, collectively with Weatherford, the "Weatherford Entities"), on the one hand, and (ii) General Electric Capital Corporation, a New York corporation ("GE Capital"), and Global Compression Services, Inc., a Delaware corporation ("Global," and, collectively with GE Capital, the "GE Entities"), on the other hand.

                                 R E C I T A L S

                  WHEREAS, the Weatherford Entities and the GE Entities desire to form a Delaware limited partnership (the "Partnership") and a Delaware limited liability company to act as the sole general partner thereof, which Partnership will issue interests therein in exchange for contributions and transfers by WECC and by the Transferring Weatherford Entities and Global and GE Capital (Thailand) of certain of their respective gas compression assets, in each case pursuant to and in accordance with the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Weatherford Entities and the GE Entities hereby covenant and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. All capitalized or other defined terms used but not defined in this Formation Agreement are used in this Formation Agreement with the meanings assigned thereto in Annex I to this Formation Agreement.

                                   ARTICLE II

                       FORMATION AND CONTRIBUTION; CLOSING

         Section 2.1. Formation and Contribution. Subject to the terms and conditions of this Formation Agreement, (i) WECC and Global shall form Limited,
(ii) Limited, WECC and Global shall form the Partnership, (iii) WECC and Global shall contribute or transfer their respective gas compression assets to the Partnership in exchange for Partnership Interests and agree to make certain cash payments to fund the purchase of certain of the assets of the Transferring Weatherford Entities and GE Capital (Thailand) and Global's Canadian Assets,
(iv) Weatherford shall cause the Transferring Weatherford Entities and GE Capital shall cause GE Capital (Thailand) to transfer certain of their assets to the Partnership as provided in this Article II, and (v) the other transactions contemplated by this Formation Agreement shall be effected as follows:

                  (a) Certain Filings. On or before the Closing Date, the following organizational documents shall be filed:

                           (1) Certification of Formation. WECC and Global shall
file the Certificate of Formation with the Secretary of State of Delaware.

                           (2) Certificate of Limited Partnership. Limited, WECC
and Global shall file the Certificate of Limited Partnership with the Secretary of State of Delaware.

                  (b) Execution and Delivery of Certain Agreements. On the Closing Date, the following agreements and documents shall be executed and delivered:

                           (1) LLC Agreement. WECC and Global shall execute and
deliver the LLC Agreement.

                           (2) LP Agreement. Limited, WECC and Global shall
execute and deliver the LP Agreement and Weatherford shall execute and deliver the LP Agreement solely to evidence its joint and several liability with WECC for the obligations of WECC under Section 11.2 thereof.

                           (3) Registration Rights Agreement. WECC, Global and
the Partnership shall execute and deliver the Registration Rights Agreement.

                           (4) Unanimous Consent of Directors of General
Partner. All members of the Board of Directors of Limited shall execute and deliver the Unanimous Consent of Directors.

                           (5) Shared Services Agreement. Weatherford and the
Partnership shall execute and deliver the Shared Services Agreement.

                           (6) Transition Services Agreement. GE Capital, Global
and the Partnership shall execute and deliver the Transition Services Agreement.

                           (7) Employee Lease Agreement. GE Capital, Global and
the Partnership shall execute and deliver the Employee Lease Agreement.

                           (8) License Agreement. The Partnership, Weatherford
Holding U.S., Inc. and Weatherford/Lamb, Inc. shall execute and deliver the License (and Weatherford shall cause each of Weatherford Holding U.S., Inc. and Weatherford/Lamb, Inc. to so execute and deliver the License Agreement.

                           (9) Master Lease Assignment. WECC and the Partnership
and the Agents and Lessors named therein will execute and deliver the Assignment and Assumption and First Amendment to Participation Agreement, Master Lease Intended as Security and Schedule X dated February 2, 1999 (the "Master Lease Assignment"), among the Partnership and the Parties thereto.

                  (c) Contribution and Transfer by WECC and the other Transferring Weatherford Entities of the Weatherford Compression Business.

                           (1) Weatherford shall contribute funds to WECC and
cause WECC to fulfill its obligations under this Section 2.1(c).

                           (2) Partnership Contribution Transactions. On the
Closing Date, in exchange for sixty three and 36/100 percent (63.36%) of the Partnership Interests in the Partnership, WECC shall contribute to the Partnership, by assigning, transferring, conveying and delivering to the Partnership, and the Partnership shall accept as a contribution therefrom, pursuant to the Weatherford/Partnership Assignment and Conveyance Agreement and other instruments of assignment and conveyance as contemplated by the Weatherford/Partnership Assignment and Conveyance Agreement in form or forms attached as Exhibit J, an undivided ninety-nine percent (99%) of (i) all assets, properties, rights, titles, interests, contracts of every kind, character and description, claims and estates of whatever nature, wherever located, however evidenced, whether recorded or unrecorded, real, personal or mixed, movable or immovable, tangible or intangible, Owned by WECC that are Used in connection with the Weatherford Compression Business (the "Closing Weatherford Assets") and
(ii) its obligation under Section 2.1(c)(4) of this Formation Agreement to contribute cash to the Partnership in an amount equal to the amount the Partnership needs to acquire, as described in Section 2.1(c)(4), the assets of the nature described in clauses (i) through (xiii) below to the extent that such assets are Owned and Used by the other Transferring Weatherford Entities and such assets are either scheduled as an Additional Weatherford Assets on Schedule 2.1(c)(2)(A) or are dedicated exclusively to the compression businesses of such entities, in each case, subject to the exclusions described therein (the "Additional Weatherford Assets") and all of the Transferring Weatherford Entities' rights, titles and interests therein, including without limitation all assets reflected on the Balance Sheet at December 31, 1998, as the same may exist on the Closing Date (the Closing Weatherford Assets and the Additional Weatherford Assets (or, prior to the transfer of the Additional Weatherford Assets to the Partnership by the Transferring Weatherford Entities, WECC's obligation hereunder to contribute cash therefor) being hereinafter referred to collectively as the "Included Weatherford Assets"), the Included Weatherford Assets include the assets shown on Schedule 2.1(c)(2)(A) and further including without limitation, the following:

                           (i) All gas compression facilities and interests
therein (including without limitation all leases, subleases, fee estates, joint operations and leaseholds related thereto), and other real property and real property interests Used in connection with the Weatherford Compression Business, including without limitation the properties listed on and referred to in
Schedule 2.1(c)(2)(i) to this Formation Agreement, and rights to acquire any of the foregoing;

                           (ii) All rights in, to and under or derived from all
Contracts, which are attributable to or are arising from or are Used, in connection with the Weatherford Compression Business or the Included Weatherford Assets, including without limitation all such Contracts for the compression of natural gas, partnership agreements, Contracts that relate to the Weatherford Compression Business, the Included Weatherford Assets or any of the properties and interests described or referred to in Section 2.1(c)(2)(i) of this Formation Agreement and any other Contracts and all rights to receive payment for products sold and/or services rendered and all rights to receive goods and services purchased pursuant to such Contracts and to assert claims and take other actions in respect of breaches, defaults or other violations thereof and otherwise (all of which Contracts and rights are listed and referred to in Schedule 2.1(c)(2)(ii) to this Formation Agreement);

                           (iii) All fixtures, personal property, improvements,
easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface, subsurface, air and water rights Used in connection with the Weatherford Compression Business including computer hardware that is Owned by a Transferring Weatherford Entity that is Used by persons who are offered employment by the Partnership and any boilers, buildings, compression facilities, construction and construction in progress, machinery, equipment, furniture, furnishings, automobiles, trucks and rolling stock, tools, power lines, telephone and telegraph lines, roads, and other appurtenances, easements, facilities and similar property, Used in connection with the Weatherford Compression Business or the operation or maintenance of the properties and interests described in Section 2.1(c)(2)(i) of this Formation Agreement, including without limitation such assets listed on Schedule 2.1(c)(2)(iii) to this Formation Agreement;

                           (iv) All current and long-term notes receivable,
accounts receivables and all bonds and other evidences of indebtedness of, and rights to receive payments, from any Person, in each case attributable to or arising solely from the Weatherford Compression Business or the Included Weatherford Assets (other than intercompany funded debt), and all security interests of WECC in respect of such notes, accounts, bonds, evidences of indebtedness and other rights;

                           (v) All inventories of materials (including without
limitation natural gas), raw materials, work in process, finished products, spare parts, replacement and component parts, and office and other supplies Used in connection with the Included Weatherford Assets or the Weatherford Compression Business;

                           (vi) All contract files, gas processing files,
division order files, abstracts, title policies, binders or opinions, product design data, plans, blueprints, specifications, manuals, designs, drawings, recorded knowledge, surveys, engineering reports, equipment and parts lists, test reports, materials standards, catalogues, performance and quality control standards, procedures and records, research and development data, price lists, mailing lists, photographs, production data, sales and purchase records, sales order files, records, data, media materials and plates, advertising, marketing, promotional and sales materials, files and materials relating to suppliers, vendors and other service providers, and all other books, records, intangibles, files, maps, accounting information and records and other similar information or data Used in connection with the Weatherford Compression Business (collectively, the "Weatherford Compression Business Records") in whatever media such Weatherford Compression Business Records may be retained and stored, including without limitation any Transferring Weatherford Entities' proprietary computer and automatic machinery software and programs and source disks that are Used thereby in the Weatherford Compression Business and listed on Schedule 2.1(c)(2)(vi) to this Formation Agreement, and program documentation, tapes, manuals, forms, guides and other materials with respect thereto Used in connection with the Weatherford Compression Business;

                           (vii) All miscellaneous assets listed on Schedule
2.1(c)(2)(vii) to this Formation Agreement;

                           (viii) All rights in, to and under all express or
implied warranties, representations, indemnities, covenants or other agreements of any third parties arising from or attributable to the Weatherford Compression Business or the Included Weatherford Assets;

                           (ix) To the extent permitted by law, all permits,
approvals, licenses, qualifications, product registrations, safety certifications and other similar authorizations Used in connection with the Weatherford Compression Business including without limitation those listed on
Schedule 2.1(c)(2)(ix) to this Formation Agreement;

                           (x) The rights of the Weatherford Compression
Business in the patents, patent applications, trademarks, trade names, service marks, service names, registered user names, copyrights and copyright applications and related agreements and licenses Owned by any Transferring Weatherford Entity and Used in the Weatherford Compression Business (all of which are identified on Schedule 2.1(c)(2)(x) to this Formation Agreement), and all designs, plans, inventions, trade secrets, processes, procedures, research records, manufacturing know-how and formulas, whether patentable or unpatentable, and similar proprietary rights wherever located, Owned by any Weatherford Entity that are Used in connection with the Weatherford Compression Business;

                           (xi) All other intangible personal property of the
Weatherford Compression Business;

                           (xii) The bank accounts listed on Schedule
2.1(c)(2)(xii) to this Formation Agreement, including without limitation the cash on deposit therein on the Closing Date; and

                           (xiii) All other rights, properties and assets Used
exclusively for the Weatherford Compression Business of any character whatsoever, wherever located;

provided, however, that the Included Weatherford Assets do not include and WECC and the other Transferring Weatherford Entities shall retain all of their rights, titles and interests in and to (i) those specific assets, properties, rights, titles, interests, contracts, claims and estates described on Schedule 2.1(c)(2)(B) hereto and (ii) in the case of the Transferring Weatherford Entities other than WECC, those assets, properties, rights, titles, interests, contracts, claims and estates that are not dedicated exclusively to the compression business of such entities, (such retained assets, properties, rights, titles, interests, contracts, claims and estates, the "Excluded Weatherford Assets").

                           (3) Limited Contribution Transactions. On the Closing
Date, in exchange for sixty four percent (64%) of the Membership Interests in Limited, WECC shall contribute to Limited, by assigning, transferring, conveying and delivering to Limited, and Limited shall accept as a contribution from WECC, pursuant to the Weatherford/Limited Assignment and Conveyance Agreement and other instruments of assignment and conveyance as contemplated by the Weatherford/Limited Assignment and Conveyance Agreement in form or forms attached as

Exhibit J, an undivided one percent (1%) of the Included Weatherford Assets and its obligation under Section 2.1(c)(4) of this Formation Agreement to contribute cash as provided therein.

                           (4) Post-Closing Contribution and Transfer
Transactions. Upon receipt of notice from the Partnership to Weatherford and WECC of the formation by the Partnership of the entities referred to in clauses
(x) and (y) below (which the Partnership shall use its best efforts to complete not later than 90 days after the Closing Date), (i) WECC shall contribute to the Partnership an amount in cash necessary to allow the Partnership to purchase or otherwise acquire an undivided ninety-nine percent (99%) of the Additional Weatherford Assets, (ii) the Partnership shall use such contributed cash to purchase or otherwise acquire an undivided ninety-nine percent (99%) of the Additional Weatherford Assets pursuant to instruments of assignment and conveyance in form or forms mutually agreed upon by the Parties, (iii) WECC shall contribute to Limited an amount in cash necessary to allow Limited to purchase or otherwise acquire an undivided one percent (1%) of the Additional Weatherford Assets, and (iv) Limited shall use such contributed cash to purchase or otherwise acquire an undivided one percent (1%) of the Additional Weatherford Assets and shall transfer such undivided interest to the Partnership, in each case pursuant to instruments of assignment and conveyance in form or forms mutually agreed upon by the Parties.

         (x) The Additional Weatherford Assets that are located in Venezuela, Argentina and Australia shall be transferred to one or more entities or branches of the Partnership to be created promptly following the Closing in consideration of cash payments by the Partnership or for the account of the applicable Transferring Weatherford Entities equal to the net book value as of the Closing Date of the Additional Weatherford Assets to be transferred. The Partnership shall also assume the liabilities and obligations associated therewith to the extent such liabilities and obligations are Partnership Assumed Liabilities. The cash to be contributed by WECC to purchase such assets shall also include such cash as may be necessary to pay any value added taxes, general service taxes or other similar transfer or sales taxes as may be payable in respect of the transfer. The Partnership shall promptly take such actions as may be necessary to obtain a refund of such taxes (and WECC shall have a right to participate in obtaining such refund) and shall remit to WECC any refunds of such taxes when received, or if utilized by the Partnership or a subsidiary branch thereof, the amount equal to the amount utilized shall be promptly paid to WECC as the same is utilized.

         (y) The Additional Weatherford Assets to be transferred that are located in Canada shall be transferred in a manner designed to be non-taxable to the Transferring Weatherford Entities and reasonably acceptable to GE Capital, it currently being anticipated that such transfer would be effected through a sale of shares of newly formed entities organized in Nova Scotia or other similar jurisdiction, with the purchase price to be paid for these shares to be equal to the tax book value as of the Closing Date of the assets and liabilities in Canada to be transferred. WECC shall indemnify the Partnership, GE Capital and Global for any liability or expenses incurred as a result of the structure of the transaction and if any preferred or separate class of stock is issued to WECC or another entity (other than the Partnership, Limited or subsidiary or entity wholly owned by the Partnership or Limited) as part of such transfer, WECC shall pay to the Partnership any dividend or distribution that may be received by it in respect of such stock and shall indemnify the Partnership, GE

         Capital and Global for any additional costs or expenses that may be incurred by it as a result of the structure as proposed and implemented by WECC.

         (z) All benefits and burdens associated with the ownership and operation of the Additional Weatherford Assets after the Closing shall inure to the benefit of the Partnership and Limited. As of the Closing, the Additional Weatherford Assets shall be deemed to be beneficially owned by the Partnership and be held in trust for the benefit of the Partnership and Limited. Except with the consent of all the Partners, Weatherford shall cause the Additional Weatherford Assets to be operated in the ordinary course of business.

                  (d) Contribution and Transfer by Global of the Global Compression Business.

                      (1) GE Capital shall contribute funds to Global and cause Global to fulfill its obligations under this Section 2.1(d).

                      (2) Partnership Contribution Transactions. On the Closing Date, in exchange for thirty five and 64/100 percent (35.64%) of the Partnership Interests in the Partnership, Global shall contribute to the Partnership, by assigning, transferring, conveying and delivering to the Partnership, and the Partnership shall accept as a contribution from Global, pursuant to the Global/ Partnership Assignment and Conveyance Agreement and other instruments of assignment and conveyance as contemplated by the Global/Partnership Assignment and Conveyance Agreement in form or forms attached as Exhibit J, an undivided ninety-nine percent (99%) of (i) all assets, properties, rights, titles, interests, contracts of every kind, character and description, claims and estates of whatever nature, wherever located, however evidenced, whether recorded or unrecorded, real, personal or mixed, movable or immovable, tangible or intangible, Owned by Global that are Used in connection with the Global Compression Business, (the "Closing Global Assets") and (ii) obligation under
Section 2.1(d)(4) of this Formation Agreement to contribute cash to the Partnership in an amount equal to the amount the Partnership needs to acquire, as described in Section 2.1(d)(4), the assets, properties, rights, titles, interests, contracts, claims and estates owned by GE Capital (Thailand) (the "Additional Global Assets") and all of Global's and GE Capital (Thailand)'s rights, titles and interests therein, including without limitation all assets reflected on the Balance Sheet at December 31, 1998, included in the Global Financial Statements attached as Schedule 3.2(b) hereto, as the same may exist on the Closing Date (the Closing Global Assets and the Additional Global Assets (or, before the transfer of the Additional Global Assets to the Partnership by GE Capital (Thailand), Global's obligation hereunder to contribute cash therefor) being hereinafter referred to collectively as the "Included Global Assets"), and further including without limitation, the following:

                                  (i) All gas compression facilities and
interests therein (including without limitation all leases, subleases, fee estates, joint operations and leaseholds related thereto), and other real property and real property interests Used in connection with the Global Compression Business, including without limitation the properties listed on and referred to in Schedule 2.1(d)(2)(i) to this Formation Agreement, and rights to acquire any of the foregoing;

                                  (ii) All rights in, to and under or derived
from all Contracts, which are attributable to or are arising from or are Used, in connection with the Global Compression Business or the Included Global Assets, including without limitation all such Contracts for the compression of natural gas, partnership agreements, Contracts that relate to the Global Compression Business, the Included Global Assets or any of the properties and interests described or referred to in Section 2.1(d)(2)(i) of this Formation Agreement and any other Contract and all rights to receive payment for products sold and/or services rendered and all rights to receive goods and services purchased pursuant to such Contracts and to assert claims and take other actions in respect of breaches, defaults or other violations thereof and otherwise (all of which Contracts and rights are listed and referred to in Schedule 2.1(d)(2)(ii) to this Formation Agreement;

                                  (iii) All fixtures, personal property,
improvements, easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface, subsurface, air and water rights, including without limitation any computer hardware Used exclusively by persons who are offered employment by the Partnership and any boilers, buildings, compression facilities, construction and construction in progress, machinery, equipment, furniture, furnishings, automobiles, trucks and rolling stock, tools, power lines, telephone and telegraph lines, roads, and other appurtenances, easements, facilities and similar property, Used in connection with the Global Compression Business or the operation or maintenance of the properties and interests described in Section 2.1(d)(2)(i) of this Formation Agreement, including without limitation such assets listed on Schedule 2.1(d)(2)(iii) to this Formation Agreement;

                                  (iv) All current and long-term notes
receivable, accounts receivables and all bonds and other evidences of indebtedness of, and rights to receive payments, from any Person, in each case attributable to or arising from the Global Compression Business or the Included Global Assets (other than intercompany funded debt, except for the Contributed Global Note), and all security interests of Global or GE Capital (Thailand) in respect of such notes, accounts, bonds, evidences of indebtedness and other rights;

                                  (v) All inventories of materials (including
without limitation natural gas), raw materials, work in process, finished products, spare parts, replacement and component parts, and office and other supplies Used in connection with the Included Global Assets or the Global Compression Business;

                                  (vi) All contract files, gas processing files,
division order files, abstracts, title policies, binders or opinions, product design data, plans, blueprints, specifications, manuals, designs, drawings, recorded knowledge, surveys, engineering reports, equipment and parts lists, test reports, materials standards, catalogues, performance and quality control standards, procedures and records, research and development data, price lists, mailing lists, photographs, production data, sales and purchase records, sales order files, records, data, media materials and plates, advertising, marketing, promotional and sales materials, files and materials relating to suppliers, vendors and other service providers, and all other books, records, intangibles, files, maps, accounting information and records and other similar information or data Used in connection with the Global Compression Business (collectively, the "Global Compression Business Records") in whatever media such Global Compression Business Records may be retained and stored, including without limitation Global's and GE Capital (Thailand)'s proprietary computer and automatic machinery software and programs and source disks that are Used thereby in the Global Compression Business and listed on Schedule 2.1(d)(2)(vi) to this Formation Agreement, and program documentation, tapes, manuals, forms, guides and other materials with respect thereto Used in connection with the Global Compression Business;

                                  (vii) All miscellaneous assets listed on
Schedule 2.1(d)(2)(vii) to this Formation Agreement;

                                  (viii) All rights in, to and under all express
or implied warranties, representations, indemnities, covenants or other agreements of any third parties arising from or attributable to the Global Compression Business or the Included Global Assets;

                                  (ix) To the extent permitted by law, all
permits, approvals, licenses, qualifications, product registrations, safety certifications and other similar authorizations Used in connection with the Global Compression Business including without limitation those listed on
Schedule 2.1(d)(2)(ix) to this Formation Agreement;

                                  (x) The rights of the Global Compression
Business in the patents, patent applications, trademarks, trade names, service marks, service names, registered user names, copyrights and copyright applications and related agreements and licenses Owned by Global or GE Capital (Thailand) and Used in the Global Compression Business (all of which are identified on Schedule 2.1(d)(2)(x) to this Formation Agreement), and all designs, plans, inventions, trade secrets, processes, procedures, research records, manufacturing know-how and formulas, whether patentable or unpatentable, and similar proprietary rights wherever located, Owned by Global that are Used in connection with the Global Compression Business;

                                  (xi) All other intangible personal property of
the Global Compression Business;

                                  (xii) The bank accounts listed on Schedule
2.1(d)(2)(xii) to this Formation Agreement, including without limitation the cash on deposit therein on the Closing Date; and

                                  (xiii) All other rights, properties and assets
Used in connection with the Global Compression Business of any character whatsoever, wherever located;

provided, however, that the Included Global Assets do not include and Global shall retain all of its rights, titles and interests in and to (i) those specific assets, properties, rights, titles, interests, contracts, claims and estates described on Schedule 2.1(d)(2)(A) hereto and (ii) in the case of GE Capital (Thailand), those assets, properties, rights, titles, interests, contracts, claims and estates that are not dedicated exclusively to the compression business of GE Capital (Thailand) (such retained assets, properties, rights, titles, interests, contracts, claims and estates, the "Excluded Global Assets").

                           (3) Limited Contribution Transactions. On the Closing
Date, in exchange for thirty six percent (36%) of the Membership Interests in Limited, Global shall contribute to Limited, by assigning, transferring, conveying and delivering to Limited, and Limited shall accept as a contribution from Global, pursuant to the Global/Limited Assignment and Conveyance Agreement and other instruments of assignment and conveyance as contemplated by the Global/Limited Assignment and Conveyance Agreement in form or forms mutually agreed upon by the Parties, an undivided one percent (1%) of the Included Global Assets and its obligation under Section 2.1(d)(4) of this Formation Agreement to contribute cash as provided therein.

                   (4) Post-Closing Contribution Transactions.

         (w) Upon receipt of notice from the Partnership to GE Capital and Global of the formation by the Partnership of a new Thailand entity or branch (which the Partnership shall use its best efforts to complete not later than 90 days after the Closing Date), (i) Global shall contribute to the Partnership an amount in cash necessary to allow the Partnership to purchase or otherwise acquire an undivided ninety-nine percent (99%) of the Additional Global Assets, (ii) the Partnership shall use such contributed cash to purchase or otherwise acquire an undivided ninety-nine percent (99%) of the Additional Global Assets pursuant to instruments of assignment and conveyance in form or forms mutually agreed upon by the Parties, (iii) Global shall contribute to Limited an amount in cash necessary to allow Limited to purchase or otherwise acquire an undivided one percent (1%) of the Additional Global Assets, and (iv) Limited shall use such contributed cash to purchase or otherwise acquire an undivided one percent (1%) of the Additional Global Assets and shall transfer such undivided interest to the Partnership, in each case pursuant to instruments of assignment and conveyance in form or forms mutually agreed upon by the Parties. The purchase price for the Additional Global Assets shall be paid as of the date on which payments under Section 2.3 are to be paid. In the event the adjustment provisions under Section 2.3 result in a Global Excess, Global shall have the option to have the cash contribution by Global under this Section reduced by the amount of the Global Excess and the Global Excess shall not be paid as an adjustment under Section 2.3 (or to make full payment hereunder and receive payment of the Global Excess.

         (x) The Additional Global Assets shall be transferred to a new Thailand entity or branch of the Partnership to be created promptly following the Closing in consideration of a cash payments by the Partnership to or for the account of GE Capital (Thailand) equal to the net book value as of the Closing of the Additional Global Assets to be transferred. The cash to be contributed by Global to purchase such assets shall also include such cash as necessary to pay any value added taxes, general service taxes or other similar transfer or sales taxes as may be payable in respect of the transfer. The Partnership shall promptly take such actions as may be necessary to obtain a refund of such taxes (and Global shall have a right to participate in obtaining such refund) and shall remit to Global any refunds of such taxes when received, or if utilized by the Partnership or a subsidiary branch thereof, the amount equal to the amount utilized shall be promptly paid to Global as the same is utilized.

         (y) The assets of Global located in Canada shall be transferred to the Partnership in a manner designed to be non-taxable to Global and reasonably acceptable to WECC through a transaction similar to that in which the Additional Weatherford Assets are to be transferred to the Partnership. Global shall contribute to the Partnership, Weatherford and WECC cash sufficient to allow for the purchase of such assets either directly or through a purchase of stock. Global shall also indemnify the Partnership, Weatherford and WECC for any liability or expenses incurred as a result of the structure of the transaction or the contribution of the Canadian assets by it and if any preferred or separate class of stock is issued to it or another entity (other than the Partnership, Limited or a subsidiary or entity wholly owned by the Partnership or Limited) as part of this transfer, Global shall pay to the Partnership any dividends or distributions that may be received by or in respect of such stock and indemnify the Partnership, Weatherford and WECC for any additional costs or expenses that may be incurred by it as a result of the structure that is proposed by Global.

         (z) All benefits and burdens associated with the ownership and operations of the assets of GE Capital (Thailand) and the Canadian assets of Global to be transferred is contemplated by this Section shall inure to the benefits of the Partnership and Limited. As of the Closing, the Additional Weatherford Assets shall be deemed to be beneficially owned by the Partnership and be held in trust for the benefit of the Partnership and Limited. Except with the consent of the Partnership, GE Capital shall cause GE Capital (Thailand) compression assets and the Global Canadian assets to be operated in the ordinary course of business.

                  (e) Personal Property Conveyance. All personal property conveyed pursuant to this Section 2.1 will be conveyed on an AS IS, WHERE IS BASIS WITH ALL FAULTS.

                  (f) Contribution and Transfer by Limited. On the Closing Date, in exchange for one percent (1%) of the Partnership Interests in the Partnership, Limited shall contribute to the Partnership, by assigning, transferring, conveying and delivering to the Partnership, and the Partnership shall accept as a contribution from Limited, pursuant to the Limited/Partnership Assignment and Conveyance Agreement and other instruments of assignment and conveyance as contemplated by the Limited/Partnership Assignment and Conveyance Agreement in form attached as Exhibit J, the undivided one percent (1%) of the Included Weatherford Assets, the undivided one percent (1%) of the Included Global Assets contributed to Limited by WECC and Global, respectively and the obligations under Sections 2.1(c)(4) and 2.1(d)(4) to contribute cash by WECC and Global as provided therein.

         Section 2.2. Closing. The closing of the transactions contemplated by this Formation Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Houston, Texas, beginning at 9 a.m. on the Closing Date. All actions to be taken at the Closing as set forth herein and all agreements, documents and instruments delivered and payments made with respect thereto shall be considered to have been taken or delivered or made and shall be effective simultaneously at 5:00 p.m. on the Closing Date (except as otherwise expressly provided in such agreements, documents and instruments), and no such action, delivery or payment shall be considered as complete until all such actions, delivery and payments incident to the Closing have been completed.

         Section 2.3. Audit and Adjustment. Promptly after the Closing Date, but in no event later than sixty (60) days thereafter, the Partnership shall cause
(i) Arthur Andersen LLP to audit the combined consolidated financial statements of the Weatherford Compression Business at and as of December 31, 1998, adjusted to reflect transactions after that date to the Closing Date (the balance sheet included in such financial statements is hereinafter referred to as the "Weatherford Closing Date Balance Sheet"), and to provide an unqualified written opinion on the financial statements at and as of December 31, 1998, and an opinion with respect to the Net Assets of the Weatherford Compression Business as of the Closing Date based on the audit of the financial statements at December 31, 1998, brought down to reflect transactions after that date, and (ii) KPMG Peat Marwick LLP to audit the combined consolidated financial statements of the Global Compression Business at and as of December 31, 1998, adjusted to reflect transactions after that date to the Closing Date (the balance sheet included in such financial statements is hereinafter referred to as the "Global Closing Date Balance Sheet") and to provide an unqualified written opinion on the financial statements at and as of December 31, 1998 and an opinion with respect to the Net Assets of the Global Compression Business as of the Closing Date based on the audit of the financial statements at December 31, 1998, brought down to reflect transactions after that date. The opinions resulting from such audits will be delivered by the Partnership to Weatherford and GE Capital promptly upon receipt thereof, but in no event later than one Business Day thereafter. If the Net Assets of the Weatherford Compression Business set forth in the Weatherford Closing Date Balance Sheet exceed $326,868,000, the Partnership shall pay WECC an amount equal to such excess. If the Net Assets of the Weatherford Compression Business set forth in the Weatherford Closing Date Balance Sheet are less than $326,868,000, WECC shall pay the Partnership an amount equal to the amount by which $326,868,000 exceeds the Net Assets of the Weatherford Compression Business. If the Net Assets of the Global Compression Business set forth in the Global Closing Date Balance Sheet exceed $199,950,000, Global shall have the option to have the cash contribution to be made pursuant to Section 2.1(d)(4) reduced by the excess (the "Global Excess") as provided therein. If the Net Assets of the Global Compression Business set forth in the Global Closing Date Balance Sheet are less than $199,950,000, Global shall pay the Partnership an amount equal to the amount by which $199,950,000 exceeds the Net Assets of the Global Compression Business. All payments pursuant to this Section 2.3 shall be made within five Business Days following the delivery by the Partnership to Weatherford and GE Capital of such written audit opinions. All such payments shall be made in immediately available funds to an account designated by the relevant recipient. Attached as Schedule 2.3 is an estimated calculation of the Net Assets of each of the Weatherford Compression Business and the Global Compression Business excluding adjustments for the Master Lease Expenses.

         Section 2.4. Financing for the Partnership. As part of the formation of the Partnership, the Partnership is assuming the obligations of WECC and becoming a party to the Master Lease. In December 1998, WECC entered into a portion of the Master Lease and sold and leased back certain of its assets and received a payment of $100,000,000. As soon as practicable after the Closing Date, but in no event later than sixty (60) days thereafter, the Partnership will sell and lease back certain assets acquired from Global under the Master Lease and will pay the Contributed Global Note and make the Payment Obligation.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of Weatherford and WECC. Weatherford and WECC jointly and severally represent and warrant to GE Capital and each other GE Entity as follows:

                  (a) Organization. Each of Weatherford and WECC is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Weatherford owns, directly or indirectly, all the outstanding equity interests in each Weatherford Entity, free and clear of all Liens and all such interests have been validly issued and are fully paid and nonassessable. The only jurisdictions in which any Weatherford Entity is required to qualify to transact business as a foreign entity as set forth on Schedule 3.1(a) attached hereto, and each Weatherford Entity is in good standing under the laws of each such jurisdiction, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on the Weatherford Compression Business.

                  (b) Financial Statements. Weatherford has delivered to GE Capital the following financial statements (the "Weatherford Financial Statements") which Weatherford Financial Statements are attached as Schedule 3.1(b) hereto: (i) a combined consolidated balance sheet of the Weatherford Compression Business at December 31, 1997, and the related consolidated statements of income, stockholders' equity and changes in financial position for the Weatherford Compression Business, all for the year then ended, together with the related notes thereto, as examined by Arthur Andersen LLP, whose unqualified opinion thereon is included therewith, and (ii) the unaudited consolidated balance sheet of the Weatherford Compression Business at December 31, 1998, and the related unaudited consolidated statements of income, stockholders' equity and changes in financial position of the Weatherford Compression Business for the year then ended, as certified by the Chief Financial Officer of WECC. The Weatherford Financial Statements present fairly the consolidated financial position of the Weatherford Compression Business at the dates indicated and the consolidated results of its operations and the changes in its consolidated financial position for the periods indicated, in accordance with GAAP applied on a consistent basis during such periods, except as therein noted.

                  (c) Subsidiaries. WECC does not own, directly or indirectly, any capital stock or other ownership interest in any subsidiary.

                  (d) Options. There are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which WECC is a party, or by which it is bound, obligating any WECC to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, WECC to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (e) Authority; Non-contravention. Weatherford and each other Weatherford Entity has the requisite corporate or partnership, as the case may be, power and authority to enter into this Formation Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Formation Agreement by Weatherford and each other Weatherford Entity and the consummation by Weatherford and each other Weatherford Entity of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Weatherford and each other Weatherford Entity. This Formation Agreement has been duly and validly executed and delivered by Weatherford and each other Weatherford Entity and constitutes a valid and binding obligation of Weatherford and each other Weatherford Entity, enforceable against Weatherford and each other Weatherford Entity in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state laws. The execution and delivery of this Formation Agreement by Weatherford and each other Weatherford Entity do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of the Weatherford Compression Business under, any provision of (i) the Certificate of Incorporation, Bylaws or other organizational documents of any Weatherford Entity or the limited partnership agreement of WECC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to Weatherford or any other Weatherford Entity or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Weatherford or any other Weatherford Entity or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on the Weatherford Compression Business taken as a whole and would not materially impair the ability of Weatherford or any other Weatherford Entity to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Weatherford or any other Weatherford Entity in connection with the execution and delivery of this Formation Agreement by Weatherford or the consummation by Weatherford or any other Weatherford Entity of the transactions contemplated hereby, except for the filing of premerger notification information with the Canadian Competition Bureau and the expiration of the applicable waiting period(s) under Part IX of the Competition Act (Canada), and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Weatherford Compression Business taken as a whole.

                  (f) Absence of Certain Changes of Events. Except as set forth on Schedule 3.1(f) attached hereto or as contemplated by this Formation Agreement, since December 31, 1997, the Weatherford Compression Business has been conducted only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to the Weatherford Compression Business, (ii) (A) any granting by the Weatherford Compression Business to any employee of the Weatherford Compression Business of any increase in compensation, except in the ordinary course of the Weatherford Compression Business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Weatherford Compression Business to any such employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Weatherford Compression Business into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Weatherford Compression Business, taken as a whole or (iv) any change in accounting methods, principles or practices by the Weatherford Compression Business materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  (g) Brokers. Except for Credit Suisse First Boston Corporation, whose fees are to be paid by Weatherford, no broker, investment banker or other Person is entitled to receive from any Weatherford Entity or the Weatherford Compression Business any investment banking, broker's, finder's or similar fee or commission in connection with this Formation Agreement or the transactions contemplated hereby.

                  (h) Litigation. Except as set forth in Schedule 3.1(h) attached hereto, there is no claim, suit, action, proceeding or investigation pending or, to the best of Weatherford's knowledge, threatened against or affecting the Weatherford Compression Business that could reasonably be expected to have a Material Adverse Effect on the Weatherford Compression Business, taken as a whole, or prevent, hinder or materially delay the ability of Weatherford to consummate the transactions contemplated by this Formation Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Weatherford or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (i) Employee Benefit Matters.

                                  (i) Set forth on Schedule 3.1(i) attached
hereto is a list of each of the following that is currently sponsored, maintained or contributed to by Weatherford or any of its subsidiaries for the benefit of the employees of the Weatherford Compression Business:

                                    (A) each "employee benefit plan," as such
term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Weatherford Plan");

                                    (B) each stock option plan, collective
bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting and employment agreement, including without limitation those covering employees outside the United States ("Weatherford Benefit Program or Agreement").

The Weatherford Compression Business has no outstanding liability other than accrued as a current liability on its balance sheet as of June 30, 1998 with respect to any of the items described in clauses (a) and (b) above that are not currently sponsored, maintained or contributed to by the Weatherford Compression Business, but were so sponsored, maintained or contributed to by the Weatherford Compression Business within the past six years.

                                  (ii) True, correct and complete copies of each
of the Weatherford Plans, the Weatherford Benefit Programs or Agreements and related trusts, as in effect on the date hereof, have been furnished to GE Capital. In addition, with respect to the Weatherford International, Inc. 401(k) Savings Plan (the "Weatherford 401(k) Plan"), Weatherford has furnished to GE Capital and Global true, correct and complete copies of the most recent Form 5500 (including all attachments), Summary Plan Description and IRS Determination Letter.

                                  (iii) Except as set forth on Schedule 3.1(i)
attached hereto:

                                    (A) The Weatherford Compression Business has
substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Weatherford 401(k) Plan and there have been no defaults or violations by any other party to the Weatherford 401(k) Plan;

                                    (B) The Weatherford 401(k) Plan has been
administered and operated in substantial compliance with its governing documents and applicable law (including, where applicable, ERISA, and the Internal Revenue Code of 1986, as amended (the "Code");

                                    (C) The Weatherford 401(k) Plan intended to
be qualified under Section 401 of the Code and the Trust maintained pursuant to the Weatherford 401(k) Plan is tax-exempt under Section 501 of the Code and has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified and tax-exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which is reasonably likely to adversely affect such qualified and tax-exempt status;

                                    (D) There are no actions, suits or claims
pending (other than routine claims for benefits) or threatened against, or with respect to, the Weatherford 401(k) Plan or its assets, and there is no matter pending (other than routine qualification determination filings) with respect to the Weatherford 401(k) Plan before any Governmental Entity which are reasonably likely to result in a material liability;

                  (j) Tax Matters.

                                  (i) Except as set forth on Schedule 3.1(j)
hereto, (a) all Tax Returns of or with respect to any Tax that are required to be filed on or before the Closing Date by or with respect to the Weatherford Compression Business have been or will be duly and timely filed under the statutes, rules and regulations of each jurisdiction in which such Tax Returns are required to be filed, (b) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is or will be true, correct and complete in all material respects, (c) all Taxes which have become or will become due with respect to the period covered by each such Tax Return whether or not reflected on the Tax Returns have been or will be timely paid in full, (d) all withholding Tax requirements imposed on or with respect to the Weatherford Compression Business have been or will be satisfied in full, and (e) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                                  (ii) Except as set forth on Schedule 3.1(j)
hereto, all Tax Returns of, or with respect to the Weatherford Compression Business or any Weatherford Group have been audited by the applicable Governmental Entity or the applicable statute of limitations has expired, for all periods up to and including the periods set forth in Schedule 3.1(j) attached hereto. No member of the Weatherford Group is aware that assertion has ever been made by a Governmental Authority in a jurisdiction where any member of the Weatherford Group does not currently file Tax Returns that it is or may be subject to taxation in that jurisdiction nor is any member of the Weatherford Group aware that any such assertion is pending or threatened, in each case where such assertion could reasonably be expected to have a Material Adverse Effect on the Weatherford Compression Business.

                                  (iii) There is no claim with respect to the
Weatherford Compression Business for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Weatherford Compression Business, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.1(j) attached hereto.

                                  (iv) There is not in force any extension of
time with respect to the due date for the filing of any Tax Return of or with respect to the Weatherford Compression Business or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Weatherford Compression Business.

                                  (v) Schedule 3.1(j) attached hereto contains a
true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Weatherford Compression Business. All such agreements shall be terminated prior to the Closing Date and no payments are due or will become due on or after the Closing Date pursuant to any such agreement or arrangement.

                                  (vi) Except for WECC and as set forth on
Schedule 3.1(j), none of the property of the Weatherford Compression Business is held in an arrangement that could be classified as a partnership for Tax purposes, and the Weatherford Compression Business does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is required to be included in the income of the Weatherford Compression Business.

                                  (vii) Except as set forth on Schedule 3.1(j)
hereto, none of the property of the Weatherford Compression Business is: (i) subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986) or (ii) "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or (iii) "tax-exempt bond financed property" (within the meaning of Section 168(g) of the Code) or (iv) "limited use property" (as that term is used in Rev. Proc. 76- 30).

                                  (viii) The Weatherford Compression Business
will not be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                                  (ix) No corporation whose stock is included in
the Weatherford Compression Business has consented to have the provisions of
Section 341(f)(2) of the Code apply with respect to a sale of its stock.

                                  (x) No Liens (whether filed or arising by
operation of law) have been imposed upon or asserted against the Weatherford Compression Business as a result of or in connection with the failure, or alleged failure to pay any tax.

                  (k) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Formation Agreement by any employee, officer or director of the Weatherford Compression Business or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Weatherford Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code) or would be non-deductible by reason of Code Section 162(m).

                  (l) Environmental Matters. Except as set forth on Schedule 3.1(l) attached hereto or as described in the TRC Reports:

                                  (i) The Weatherford Compression Business has
been and is in compliance with all Environmental Laws and there are no conditions existing on or resulting from the operation of the businesses or properties of the Weatherford Compression Business that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for such noncompliance or remedial obligations as would not have a Material Adverse Effect on the Weatherford Compression Business;

                                  (ii) Without limitation of clause (i) above,
the Weatherford Compression Business and its properties are not subject to any existing, pending or, to the knowledge of Weatherford, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law.

                                  (iii) All notices, permits, licenses or
similar authorizations, if any, required to be obtained or filed by the Weatherford Compression Business under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or Release of any substance, material or waste regulated under Environmental Laws into the environment, have been duly obtained or filed, and the Weatherford Compression Business is in compliance with the terms and conditions of all such permits and authorizations, except as would not have a Material Adverse Effect on the Weatherford Compression Business and no actions or appeals are pending or, to the knowledge of Weatherford, threatened, to revoke or materially alter the terms and conditions of such material permits;

                                  (iv) Except where such failure would not have
a Material Adverse Effect, since the effective date of the relevant requirements of RCRA or other comparable Environmental Laws, all substances, materials or wastes regulated under RCRA or another comparable Environmental Law that are generated by the Weatherford Compression Business or at any properties of the Weatherford Compression Business and require disposal or treatment have been transported only by carriers maintaining valid authorizations under RCRA and any other comparable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under RCRA and any other comparable Environmental Law, and, to the knowledge of Weatherford, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                                  (v) There are no asbestos-containing materials
or naturally occurring radioactive materials on or in any of the properties of the Weatherford Compression Business that are required to be removed, remediated or abated under Environmental Laws, and there are no storage tanks, open or closed pits, sumps, or other containers on or under any of the properties of Weatherford Compression Business from which any substances, materials or wastes regulated under Environmental Laws have been Released into the surrounding environment, except as would not have a Material Adverse Effect on the Weatherford Compression Business; and

                                  (vi) Without limiting the foregoing, there is
no liability to any non-governmental third party under Environmental Laws or under common law tort, trespass and nuisance in connection with any Release or threatened Release of any substances, materials or wastes regulated under Environmental Laws into the environment as a result of or with respect to the properties or businesses of Weatherford Compression Business, except as would not have a Material Adverse Effect on the Weatherford Compression Business.

                  (m) Compliance with Laws. The Weatherford Compression Business holds all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a Material Adverse Effect on the Weatherford Compression Business (the "Weatherford Compression Business Permits"). The Weatherford Compression Business is in compliance with the terms of the Weatherford Compression Business Permits except where the failure to so comply would not have a Material Adverse Effect on the Weatherford Compression Business taken as a whole. The Weatherford Compression Business has not violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Weatherford Compression Business or its businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Weatherford Compression Business.

                  (n) Material Contracts and Agreements.

                                  (i) Schedule 3.1(n) attached hereto lists the
following contracts and other agreements (written or oral) to which the Weatherford Compression Business or any of its assets is a party or subject to:

                                    (A) Any agreement (or group of related
agreements) for the purchase or sale of compressors, compressor parts or other goods and services in an amount in excess of $500,000;

                                    (B) any lease or rental of real or personal
property to or from any Person providing for lease payments in excess of $500,000 per year or having a remaining term in excess of one year;

                                    (C) any agreement concerning a partnership
or joint venture or agency relationship;

                                    (D) any agreement (or group of related
agreements) involving the creation, incurrence, assumption or guarantee of any indebtedness for borrowed money, any capital lease obligation or any sale lease back obligation in an amount in excess of $100,000 or which a security interest for any such obligations has been granted;

                                    (E) any material agreement concerning
confidentiality or non-competition;

                                    (F) any collective bargaining agreement or
other contract with any labor union;

                                    (G) any separate employment agreement
providing for annual compensation in excess of $75,000 or providing severance benefits outside the Weatherford Compression Business' customary severance policy;

                                    (H) any agreement under which the
Weatherford Compression Business has advanced or loaned any amount of money to its directors, officers or employees outside the ordinary course of business; or

                                    (I) any agreement under which the
consequences of a default or termination would have a Material Adverse Effect on the Weatherford Compression Business taken as a whole.

                  All material contracts of the Weatherford Compression Business are listed on Schedule 3.1(n) attached hereto and copies thereof have been made available to GE Capital. For purposes of this provision, material contracts shall be deemed to include all contracts that would be required to be filed by the Weatherford Compression Business with the Securities and Exchange Commission as exhibits to an Annual Report on Form 10-K if the Weatherford Compression Business had equity securities registered under the Securities Exchange Act of 1934, as amended.

                   (o) Title to Properties.

                                  (i) The Weatherford Entities have indefeasible
title to all owned real properties in the Included Weatherford Assets and good and marketable title to, or valid leasehold interests in, all of the other Included Weatherford Assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All the Included Weatherford Assets, other than Included Weatherford Assets in which any Weatherford Entity has leasehold interests (but only to the extent of such leasehold interests), are free and clear of all Liens, other than those set forth on Schedule 3.1(o) attached hereto and those arising from purchase options granted to lessees under rental contracts entered into in the ordinary course of business, and except for Liens, that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted.

                                  (ii) Except as would not have a Material
Adverse Effect on the Weatherford Compression Business taken as a whole, each Weatherford Entity has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The applicable Weatherford Entity enjoys peaceful and undisturbed possession under all such leases.

                                  (iii) Upon consummation of the transactions
contemplated hereby, (A) the Partnership will have acquired and own indefeasible title to all owned real properties in the Included Weatherford Assets, and good and marketable title to or valid leasehold interests in all of the other Included Weatherford Assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with the ability of the Partnership to conduct its business as currently conducted or as reasonably expected to be conducted, and (B) all the Included Weatherford Assets so acquired by the Partnership, other than those in which the Partnership acquires leasehold interests (but only to the extent of such leasehold interests) will be free and clear of all Liens, except as set forth on Schedule 3.1(o) attached hereto and those arising from purchase options granted to lessees under rental contracts entered into in the ordinary course of business, and except for Liens, that in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted.

                  (p) Intellectual Property. The Weatherford Compression Business owns or is licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Weatherford Compression Business taken as a whole. To Weatherford's knowledge, the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Weatherford Compression Business does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Weatherford Compression

Business which could have a Material Adverse Effect with respect to the Weatherford Compression Business taken as a whole.

                  (q) Labor Matters. Except as set forth on Schedule 3.1(q) attached hereto, there are no collective bargaining agreements or other labor union agreements or understandings to which the Weatherford Compression Business is a party or by which any of them is bound, nor is the Weatherford Compression Business the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Except as set forth on Schedule 3.1(q), there is no union organization activity involving any of the employees of the Weatherford Compression Business, pending or to the knowledge of any Weatherford Entity, threatened. There is no picketing, strikes, or any material slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Weatherford Compression Business, pending or to the knowledge of any Weatherford Entity, threatened. The Weatherford Compression Business is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by the WARN with respect to the Weatherford Compression Business within the six (6) months prior to Closing.

                  (r) Insurance. Schedule 3.1(r) attached hereto sets forth information as of the date hereof with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage, and bond and surety arrangements) to which the Weatherford Compression Business is a party, a named insured, or otherwise a named beneficiary of coverage (excluding policies maintained by unaffiliated third parties for the benefit of the Weatherford Compression Business). With respect to each such insurance policy, and except as set forth on Schedule 3.1(r) attached hereto: (i) the policy is in full force and effect; (ii) to the knowledge of Weatherford, the Weatherford Compression Business is not in breach or default (including with respect to the payment of premiums nor the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (iii) no party to the policy has repudiated any provision thereof. The Weatherford Compression Business has not reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

                  (s) Undisclosed Liabilities. Except as set forth on Schedule 3.1(s) attached hereto or as set forth in the Weatherford Financial Statements, at the date of the most recent audited financial statements of the Weatherford Compression Business, the Weatherford Compression Business had not, and since such date the Weatherford Compression Business has not, incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Weatherford Compression Business taken as a whole.

                   (t) Year 2000 Compliance.

                                  (i) Products and Services. Except as set forth
on Section 3.1(t) attached hereto, all of the Products and Services of the Weatherford Entities are Year 2000 Compliant. If any Weatherford Entity is obligated to repair or replace Products or Services previously provided thereby that are not Year 2000 Compliant in order to meet its contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, such Weatherford Entity has repaired or replaced those Products and Services to make them Year 2000 Compliant. Each Weatherford Entity has furnished GE Capital and Global with true, correct and complete copies of any customer agreements and other materials and correspondence in which such Weatherford Entity has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of the Products or Services of such Weatherford Entity on or after January 1, 2000.

                                  (ii) Internal MIS Systems and Facilities.
Except as set forth on Schedule 3.1(t) attached hereto, all of the Internal MIS Systems and Facilities of each Weatherford Entity are Year 2000 Compliant.

                                  (iii) Suppliers. Except as set forth on
Schedule 3.1(t) attached hereto, all vendors of products or services to each Weatherford Entity, and its respective products, services and operations, are Year 2000 Compliant. To the knowledge of Weatherford and each other Weatherford Entity, after a reasonably diligent investigation, each such vendor will continue to furnish its products or services to each Weatherford Entity, without interruption or material delay, on and after January 1, 2000. Each Weatherford Entity has entered into appropriate agreements with each of its vendors certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are Year 2000 Compliant. All such vendor agreements include appropriate indemnification by the vendor in favor of such Weatherford Entity and its respective successors if that vendor or its products, services or operations fail to be Year 2000 Compliant or if the products, services or operations fail to conform to or meet the terms of the vendor warranties, representations, or other contractual terms.

                                  (iv) Year 2000 Compliance Investigations and
Reports. Each Weatherford Entity has furnished GE Capital and Global with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of such Weatherford Entity and its vendors.

         Section 3.2. Representations and Warranties of GE Capital and Global. GE Capital and Global jointly and severally represent and warrant to Weatherford and WECC as follows:

                  (a) Organization. Each of GE Capital and Global is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. GE Capital owns, directly or indirectly, all the outstanding equity interests in Global free and clear of any Liens and such interests have been validly issued and are fully paid and nonassessable. The only jurisdictions in which Global is required to qualify to transact business as a foreign corporation are set forth on Schedule 3.2(a) attached hereto and Global is in good standing under the laws of each such jurisdiction, other than in such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Global Compression Business.

                  (b) Financial Statements. GE Capital has delivered to Weatherford the following financial statements (the "Global Financial Statements"), which Global Financial Statements are attached as Schedule 3.2(b) hereto, (i) a combined consolidated balance sheet of the Global Compression Business at December 31, 1997, and the related consolidated statements of income, stockholders' equity and changes in financial position for the Global Compression Business other than with respect to GE Capital (Thailand), all for the year then ended, together with the related notes thereto, as examined by KPMG Peat Marwick LLP, whose unqualified opinion thereon is included therewith, and (ii) the unaudited consolidated balance sheet of the Global Compression Business at December 31, 1998, and the related unaudited consolidated statements of income and stockholders' equity of the Global Compression Business for the year then ended, as certified by the Chief Financial Officer of Global. The Global Financial Statements present fairly the consolidated financial position of the Global Compression Business at the dates indicated and the consolidated results of its operations and the changes in its consolidated financial position for the periods indicated, in accordance with GAAP applied on a consistent basis during such periods, except as therein noted.

                  (c) Subsidiaries. Global does not own, directly or indirectly, any capital stock or other ownership interest in any subsidiary.

                  (d) Options. There are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which Global is a party, or by which it is bound, obligating Global to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, Global or obligating Global to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (e) Authority; Non-contravention. Each of the GE Entities has the requisite corporate power and authority to enter into this Formation Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Formation Agreement by each GE Entity and the consummation by each GE Entity of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each GE Entity. This Formation Agreement has been duly and validly executed and delivered by each GE Entity and constitutes a valid and binding obligation of each GE Entity, enforceable against each GE Entity in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state laws. The execution and delivery of this Formation Agreement by GE Capital do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of the Global Compression Business under, any provision of (i) the Certificate of Incorporation or By-Laws of any GE Entity, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to any GE Entity or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, governmental filings, statute, law, ordinance, rule or regulation or arbitration award applicable to any GE Entity or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on the GE Entities collectively and would not materially impair the ability of the GE Entities to perform their obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to any GE Entity in connection with the execution and delivery of this Formation Agreement by GE Capital or the consummation by any GE Entity of the transactions contemplated hereby, except for the filing of premerger notification information with the Canadian Competition Bureau and the expiration of the applicable waiting period(s) under Part IX of the Competition Act (Canada) and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the GE Entities collectively.

                  (f) Absence of Certain Changes of Events. Except as set forth on Schedule 3.2(f) attached hereto, since December 31, 1997, the Global Compression Business has been conducted only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to the Global Compression Business, (ii) (A) any granting by the Global Compression Business to any employee of the Global Compression Business of any increase in compensation, except in the ordinary course of the Global Compression Business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Global Compression Business to any such employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Global Compression Business into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Global Compression Business taken as a whole or (iv) any change in accounting methods, principles or practices by the Global Compression Business materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  (g) Brokers. Except for ING Baring Furman Selz LLC, whose fees are to be paid by GE Capital, no broker, investment banker or other Person is entitled to receive from any GE Entity or the Global Compression Business any investment banking, broker's, finder's or similar fee or commission in connection with this Formation Agreement or the transactions contemplated hereby.

                  (h) Litigation. Except as set forth on Schedule 3.2(h) attached hereto, there is no claim, suit, action, proceeding or investigation pending or, to the best of GE Capital's knowledge, threatened against or affecting the Global Compression Business that could reasonably be expected to have a Material Adverse Effect on the Global Compression Business taken as a whole, or prevent, hinder or materially delay the ability of GE Capital to consummate the transactions contemplated by this Formation Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Global Compression Business having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                   (i) Employee Benefit Matters.

                                  (i) Set forth on Schedule 3.2(i) attached
hereto, is a list of each of the following that is currently sponsored, maintained or contributed to by GE Capital or any of its subsidiaries for the benefit of the employees of the Global Compression Business:

                                    (A) each "employee benefit plan," as such
term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Global Plan");

                                    (B) each stock option plan, collective
bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting and employment agreement, including without limitation those covering employees outside the United States ("Global Benefit Program or Agreement").

The Global Compression Business has no outstanding liability other than accrued as a current liability on its balance sheet as of June 30, 1998 with respect to any of the items described in clauses (a) and (b) above that are not currently sponsored, maintained or contributed to by the Global Compression Business, but were so sponsored, maintained or contributed to by the Global Compression Business within the past six years.

                                  (ii) True, correct and complete copies of each
of the Global Plans, the Global Benefit Programs or Agreements and related trusts, as in effect on the date hereof, have been furnished to Weatherford. In addition, with respect to the Global Compression Services, Inc. 401(k) Plan (the "Global 401(k) Plan"), Global has furnished to Weatherford true, correct and complete copies of the most recent Form 5500, Summary Plan Description and the submission to the IRS for Determination Letter.

                                  (iii) Except as otherwise set forth on
Schedule 3.2(i) attached hereto:

                                    (A) The Global Compression Business has
substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Global 401(k) Plan, and there have been no defaults or violations by any other party to the Global 401(k) Plan;

                                    (B) The Global 401(k) Plan has been
administered and operated in substantial compliance with its governing documents and applicable law (including, where applicable, ERISA, and the Code);

                                    (C) The Global 401(k) Plan is intended to be
qualified under Section 401 of the Code and the Trust maintained pursuant to such Plan intended to be tax-exempt under Section 501 of the Code satisfies the requirements of such Sections and has an application pending for a favorable determination letter from the Internal Revenue Service regarding such qualified and tax-exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which is reasonably likely to adversely affect such qualified and tax-exempt status; and

                                    (D) There are no actions, suits or claims
pending (other than routine claims for benefits) or threatened against, or with respect to, the Global 401(k) Plan or its assets, and there is no matter pending (other than routine qualification determination filings) with respect to the Global 401(k) Plan before any Governmental Entity which are reasonably likely to result in a material liability.

                   (j) Tax Matters.

                                  (i) Except as set forth on Schedule 3.2(j)
attached hereto, (a) all Tax Returns of or with respect to any Tax that are required to be filed on or before the Closing Date by or with respect to the Global Compression Business have been or will be duly and timely filed under the statutes, rules and regulations of each jurisdiction in which such Tax Returns are required to be filed, (b) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is or will be true, correct and complete in all material respects, (c) all Taxes which have become or will become due with respect to the period covered by each such Tax Return whether or not reflected on the Tax Returns have been or will be timely paid in full, (d) all withholding Tax requirements imposed on or with respect to the Global Compression Business have been or will be satisfied in full, and (e) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                                  (ii) Except as set forth on Schedule 3.2(j)
hereto, all Tax Returns of, or with respect to the Global Compression Business or any Global Affiliated Group have been audited by the applicable Governmental Entity, or the applicable statute of limitations has expired, for all periods up to and including the periods set forth on Schedule 3.2(j) attached hereto. No member of the GE Capital Group is aware that assertion has ever been made by a Governmental Authority in a jurisdiction where any member of the GE Capital Group does not currently file Tax Returns that is or may be subject to taxation in that jurisdiction nor is any member of the GE Capital Group aware that any such assertion is pending or threatened, in each case where such assertion could reasonably be expected to have a Material Adverse Effect on the Global Compression Business.

                                  (iii) There is no claim with respect to the
Global Compression Business for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Global Compression Business, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) set forth on Schedule 3.2(j) attached hereto.

                                  (iv) There is not in force any extension of
time with respect to the due date for the filing of any Tax Return of or with respect to the Global Compression Business or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Global Compression Business.

                                  (v) Schedule 3.2(j) attached hereto contains a
true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the GE Capital Compression Business. All such agreements shall be terminated prior to the Closing Date and no payments are due or will become due by on or after the Closing Date pursuant to any such agreement or arrangement.

                                  (vi) Except at set forth on Schedule 3.2(j)
hereto, none of the property of the Global Compression Business is held in an arrangement that could be classified as a partnership for Tax purposes, and the Global Compression Business does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is required to be included in the income of the Global Compression Business.

                                  (vii) Except as set forth on Schedule 3.2(j)
hereto, none of the property of the Global Compression Business is: (i) subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986), or (ii) "tax-exempt use property" (within the meaning of Section 168(h) of the Code), or (iii) "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code) or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30).

                                  (viii) The Global Compression Business will
not be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                                  (ix) No corporation whose stock is included in
the Global Compression Business has consented to have the provisions of Section 341(f)(2) of the Code apply with respect to a sale of its stock.

                                  (x) No Liens (whether filed or arising by
operation of law) have been imposed upon or asserted against the Global Compression Business as a result of or in connection with the failure, or alleged failure to pay any tax.

                  (k) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Formation Agreement by any employee, officer or director of the Global Compression Business who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation


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



arrangement or Global Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code) or would be non-deductible by reason of Code Section 162(m).

                  (l) Environmental Matters. Except as set forth on Schedule 3.2(l) attached hereto or as described in the TRC Reports:

                                  (i) The Global Compression Business has been
and is in compliance with all Environmental Laws, and there are no conditions existing on or resulting from operation of the businesses or properties of the Global Compression Business that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for such noncompliance or remedial obligations as would not have a Material Adverse Effect on the Global Compression Business;

                                  (ii) Without limitation of clause (i) above,
the Global Compression Business and its properties are not subject to any existing, pending or, to the knowledge of GE Capital, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law.

                                  (iii) All notices, permits, licenses or
similar authorizations, if any, required to be obtained or filed by the Global Compression Business under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or Release of any substance, material or waste regulated under Environmental Laws, into the environment, have been duly obtained or filed, and the Global Compression Business is in compliance with the terms and conditions of all such permits and authorizations, except as would not have a Material Adverse Effect on the Global Compression Business and no actions or appeals are pending or, to the knowledge of Global, threatened to revoke or materially alter the terms and conditions of such material permits;

                                  (iv) Except where such failure would not have
a Material Adverse Effect, since the effective date of the relevant requirements of RCRA, as amended, or other comparable Environmental Laws, all substances, materials or wastes regulated under RCRA or another comparable Environmental Law that are generated by the Global Compression Business or at any properties of the Global Compression Business and require disposal or treatment have been transported only by carriers maintaining valid authorizations under RCRA and any other comparable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under RCRA and any other comparable Environmental Law, and, to the knowledge of GE Capital, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Entity in connection with any Environmental Laws.

                                  (v) There are no asbestos-containing materials
or naturally occurring radioactive materials on or in any of the properties of the Global Compression Business that are required to be removed, remediated or abated under Environmental Laws, and there are no storage tanks, open or closed pits, sumps, or other containers on or under any of the properties of the

Global Compression Business from which any substances, materials or wastes regulated under Environmental Laws have been Released into the surrounding environment, except as would not have a Material Adverse Effect on the Global Compression Business; and

                                  (vi) Without limiting the foregoing, there is
no liability to any non-governmental third party under Environmental Laws or under common law tort, trespass and nuisance in connection with any Release or threatened Release of any substances, materials or wastes regulated under Environmental Laws into the environment as a result of or with respect to the properties or businesses of the Global Compression Business, except as would not have a Material Adverse Effect on the Global Compression Business.

                  (m) Compliance with Laws. The Global Compression Business holds all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a Material Adverse Effect on the Global Compression Business (the "Global Permits"). The Global Compression Business is in compliance with the terms of the Global Permits except where the failure to so comply would not have a Material Adverse Effect on Global and its subsidiaries, taken as a whole. The Global Compression Business has not violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Global Compression Business or its businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Global Compression Business.

                   (n) Material Contracts and Agreements.

                                  (i) Schedule 3.2(n) attached hereto lists the
following contracts and other agreements (written or oral) to which the Global Compression Business or any of its assets is a party or subject to:

                                    (A) Any agreement (or group of related
agreements) for the purchase or sale of compressors, compressor parts or other goods and services in an amount in excess of $500,000;

                                    (B) any lease or rental of real or personal
property to or from any Person providing for lease payments in excess of $500,000 per year or having a remaining term in excess of one year;

                                    (C) any agreement concerning a partnership
or joint venture or agency relationship;

                                    (D) any agreement (or group of related
agreements) involving the creation, incurrence, assumption or guarantee of any indebtedness for borrowed money, any capital lease obligation or any sale lease back obligation in an amount in excess of $100,000 or which a security interest for any such obligations has been granted;

                                    (E) any material agreement concerning
confidentiality or non-competition;

                                    (F) any collective bargaining agreement or
other contract with any labor union;

                                    (G) any separate employment agreement
providing for annual compensation in excess of $75,000 or providing severance benefits outside the Global Compression Business' customary severance policy;

                                    (H) any agreement under which the Global
Compression Business has advanced or loaned any amount of money to its directors, officers or employees outside the ordinary course of business; or

                                    (I) any agreement under which the
consequences of a default or termination would have a Material Adverse effect on the Global Compression Business taken as a whole.

All material contracts of the Global Compression Business are listed on Schedule 3.2(n) attached hereto and copies thereof have been made available to Weatherford. For purposes of this provision, material contracts shall be deemed to include all contracts that would be required to be filed by the Global Compression Business with the Securities and Exchange Commission as exhibits to an Annual Report on Form 10-K if the Global Compression Business had equity securities registered under the Securities Exchange Act of 1934, as amended.

                   (o) Title to Properties.

                                  (i) Global has indefeasible title to all owned
real properties in the Included Global Assets and good and marketable title to, or valid leasehold interests in, all of the other Included Global Assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All the Included Global Assets, other than Included Global Assets in which Global has leasehold interests (but only to the extent of such leasehold interests), are free and clear of all Liens, other than those set forth on Schedule 3.2(o) attached hereto and those arising from purchase options granted to lessees under rental contracts entered into in the ordinary course of business, and except for Liens that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted.

                                  (ii) Except as would not have a Material
Adverse Effect on the Global Compression Business taken as a whole, Global has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Global enjoys peaceful and undisturbed possession under all such leases.

                                  (iii) Upon consummation of the transactions
contemplated hereby, (A) the Partnership will have acquired and own indefeasible title to all owned real properties in the Included

Global Assets and good and marketable title to or valid leasehold interests in all of the other Included Global Assets, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with the ability of the Partnership to conduct its business as currently conducted or as reasonably expected to be conducted, and (B) all the Included Global Assets so acquired by the Partnership, other than those in which the Partnership acquires leasehold interests (but only to the extent of such leasehold interests) will be free and clear of all Liens, except as set forth on Schedule 3.2(o) and those arising from purchase options granted to lessees under rental contracts entered into in the ordinary course of business attached hereto, and except for Liens, that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted.

                  (p) Intellectual Property. The Global Compression Business owns, or is licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Global Compression Business taken as a whole. To GE Capital's knowledge, the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Global Compression Business does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Global Compression Business which could have a Material Adverse Effect with respect to the Global Compression Business taken as a whole.

                  (q) Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Global Compression Business is a party or by which any of them is bound, nor is the Global Compression Business the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. There is no union organization activity involving any of the employees of the Global Compression Business, pending or to the knowledge of any GE Entity, threatened. There is no picketing, strikes, or any material slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Global Compression Business, pending or to the knowledge of any GE Entity, threatened. The Global Compression Business is in material compliance with all laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Global Compression Business within the six (6) months prior to Closing.

                  (r) Insurance. Set forth on Schedule 3.2(r) attached hereto is information as of the date hereof with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage, and bond and surety arrangements) to which the Global Compression Business is a party, a named insured, or otherwise a named beneficiary of coverage (excluding policies maintained by unaffiliated third parties for the benefit of the Global Compression Business). With respect to each such insurance policy, and except as set forth on Schedule 3.2(r) attached hereto: (i) the policy is in full force and effect; (ii) to the knowledge of GE Capital, the Global Compression Business is not in breach or default (including with respect to the payment of premiums nor the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (iii) no party to the policy has repudiated any provision thereof. The Global Compression Business has not reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

                  (s) Undisclosed Liabilities. Except as set forth on Schedule 3.2(s) attached hereto or as set forth in the Global Financial Statements, at the date of the most recent audited financial statements of the Global Compression Business, the Global Compression Business had not, and since such date the Global Compression Business has not incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Global Compression Business taken as a whole.

                   (t) Year 2000 Compliance.

                                  (i) Products and Services. Except as set forth
on Schedule 3.2(t) attached hereto, all of the Products and Services of Global are Year 2000 Compliant. If Global is obligated to repair or replace Products or Services previously provided thereby that are not Year 2000 Compliant in order to meet its contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, Global has repaired or replaced those Products and Services to make them Year 2000 Compliant. Global has furnished Weatherford with true, correct and complete copies of any customer agreements and other materials and correspondence in which Global has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of the Products or Services of Global on or after January 1, 2000.

                                  (ii) Internal MIS Systems and Facilities.
Except as set forth on Schedule 3.2(t) attached hereto, all of the Internal MIS Systems and Facilities of Global are Year 2000 Compliant.

                                  (iii) Suppliers. Except as set forth on
Schedule 3.2(t) attached hereto, all vendors of products or services to Global, and its products, services and operations, are Year 2000 Compliant. To the knowledge of Global after a reasonably diligent investigation, each such vendor will continue to furnish its products or services to Global, without interruption or material delay, on and after January 1, 2000. Global has entered into appropriate agreements with each of its vendors certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are Year 2000 Compliant. All such vendor agreements include appropriate indemnification by the vendor in favor of Global and its successors if that vendor or its products, services or operations fail to be Year 2000 Compliant or if the products, services or operations fail to conform to or meet the terms of the vendor warranties, representations, or other contractual terms.


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



                                  (iv) Year 2000 Compliance Investigations and
Reports. Global has furnished Weatherford with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of Global and its vendors.

                                   ARTICLE IV

                                CERTAIN COVENANTS

         Section 4.1. Conduct of Weatherford Compression Business.

                  (a) Ordinary Course. During the period from the date of this Formation Agreement to the Closing Date (except as otherwise specifically contemplated by the terms of this Formation Agreement), Weatherford will cause each Transferring Weatherford Entity to, and each Transferring Weatherford Entity will, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, in each case consistent with past practice, to the end that its goodwill and ongoing business shall be unimpaired to the fullest extent possible at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Formation Agreement, no Transferring Weatherford Entity shall, and Weatherford shall not permit any Transferring Weatherford Entity to:

                                  (i) (A) declare, set aside or pay any
dividends on, or make any other distributions in respect of, any of its equity securities or interests, other than dividends and distributions by any direct or indirect wholly owned subsidiary of WECC to WECC or a wholly owned subsidiary of WECC, (B) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any equity securities or interests of any Transferring Weatherford Entity or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or interests;

                                  (ii) issue, deliver, sell, pledge or otherwise
encumber any shares of its capital stock or other equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity interests or securities, voting securities or convertible securities;

                                  (iii) amend its certificate or articles of
incorporation or similar charter documents, its bylaws or its limited partnership agreement;

                                  (iv) except for those contemplated
transactions described on Schedule 4.1(a)(iv) attached hereto, acquire or agree to acquire any business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof involving the payment of consideration in excess of $1,000,000 individually or in the aggregate (with respect to all such transactions by all Transferring Weatherford Entities) without the written consent of GE Capital, which consent shall not be unreasonably withheld;

                                  (v) incur any Indebtedness, whether or not
evidenced by a note, bond, debenture or similar instrument, except for such borrowings that would be repaid in full at Closing;

                                  (vi) sell, lease, mortgage, pledge or grant a
Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales or leases in the ordinary course of business consistent with past practice, (B) as may be required under Weatherford's credit and debt facilities, (C) with respect to purchase money security interests, and (D) other immaterial transactions not in excess of $1,000,000 in the aggregate (with respect to all such transactions by all Transferring Weatherford Entities);

                                  (vii) make any change in any election relating
to Taxes or settle or compromise any Tax audit or controversy relating to any Weatherford Entity or the Weatherford Compression Business;

                                  (viii) except for those transactions
contemplated hereby, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                                  (ix) change any material accounting principle
used by it, except as required by regulations promulgated by GAAP; or

                                  (x) authorize any of, or commit or agree to
take any of, the foregoing actions.

                  (b) Changes in Employment Arrangements. Except as contemplated by the Transaction Documents, Weatherford shall not permit the Weatherford Compression Business to adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Weatherford Plan) for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Weatherford Compression Business, or, except as provided in an existing Weatherford Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement. Except as contemplated by the Transaction Documents, Weatherford shall not permit the Weatherford Compression Business to grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

                  (c) Other Actions. Neither Weatherford nor any Transferring Weatherford Entity shall take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of Weatherford set forth in this Formation Agreement becoming untrue.

         Section 4.2. Conduct of Global Compression Business.

                  (a) Ordinary Course. During the period from the date of this Formation Agreement to the Closing Date (except as otherwise specifically contemplated by the terms of this Formation Agreement), GE Capital will cause Global to, and Global will, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, in each case consistent with past practice, to the end that its goodwill and ongoing business shall be unimpaired to the fullest extent possible at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Formation Agreement, Global shall not, and GE Capital shall not permit Global to:

                                  (i) (A) declare, set aside or pay any
dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Global or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                                  (ii) issue, deliver, sell, pledge or otherwise
encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                                  (iii) amend its Certificate of Incorporation
or By-laws;

                                  (iv) except for those contemplated
transactions described on Schedule 4.2(a)(iv) attached hereto, acquire or agree to acquire any business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof involving the payment of consideration in excess of $1,000,000, individually or in the aggregate, without the written consent of Weatherford, which consent shall not be unreasonably withheld;

                                  (v) incur any Indebtedness, whether or not
evidenced by a note, bond, debenture or similar instrument, except for such borrowings that would be repaid in full at Closing;

                                  (vi) sell, lease, mortgage, pledge or grant a
Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales or leases in the ordinary course of business consistent with past practice, (B) as may be required under Global's existing credit or debt facilities, (C) with respect to purchase money security interests, and (D) other transactions not in excess of $1,000,000 in the aggregate;

                                  (vii) make any change in any election relating
to Taxes or settle or compromise any Tax audit or controversy relating to Global or the Global Compression Business;

                                  (viii) except for those contemplated corporate
transactions described on Schedule 4.2(a)(viii) attached hereto, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                                  (ix) change any material accounting principle
used by it, except as required by GAAP; or

                                  (x) authorize any of, or commit or agree to
take any of, the foregoing actions.

                  (b) Changes in Employment Arrangements. Except as contemplated by the Transaction Documents, GE Capital shall not permit the Global Compression Business to adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Global
Plan) for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Global Compression Business, or, except as provided in an existing Global Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement. Except as contemplated by the Transaction Documents, GE Capital shall not permit the Global Compression Business to grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

                  (c) Other Actions. Neither GE Capital nor Global shall take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of GE Capital or Global set forth in this Formation Agreement becoming untrue.

         Section 4.3. Certain Other Covenants.

                  (a) Further Assurances. Upon the terms and subject to the conditions set forth in this Formation Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 4.3(a), each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Formation Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Formation Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental

Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Formation Agreement. Notwithstanding the foregoing, no party shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the transactions contemplated hereby.

                  (b) Notice. Each Weatherford Entity shall give prompt written notice to GE Capital, and each GE Entity shall give prompt written notice to Weatherford of (i) any representation or warranty made by it contained in this Formation Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Formation Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

                  (c) HSR Act.

                                  (i) If required, each of the parties hereto
shall file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")and under any other similar applicable laws of any jurisdiction other than the United States with respect to the transactions contemplated hereby as promptly as reasonably possible following execution and delivery of this Formation Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act or pursuant to any such other applicable laws.

                                  (ii) Except as otherwise required by United
States regulatory considerations, Weatherford will furnish to GE Capital copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Weatherford HSR Documents")) between any Weatherford Entity, or any of its respective representatives, on the one hand, and any Governmental Authority, or members of the staff of such agency or authority, on the other hand, with respect to this Formation Agreement or the transactions contemplated hereby; provided, however, that (x) with respect to documents and other materials filed by or on behalf of any Weatherford Entity with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by GE Capital, copies will not be required to be provided to GE Capital and (y) with respect to any Weatherford HSR Documents (1) that contain any information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to GE Capital because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Weatherford to furnish any such Weatherford HSR Documents to GE Capital shall be satisfied by the delivery of such Weatherford HSR Documents on a confidential basis to Weil, Gotshal & Manges LLP pursuant to a confidentiality agreement in form and substance reasonably satisfactory to GE Capital. Except as otherwise required by United States regulatory considerations, GE Capital will furnish to Weatherford copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "GE Capital HSR Documents")) between any GE Entity or any of its respective representatives, on the one hand, and any Governmental Authority, or member of the staff of such agency or authority, on the other hand, with respect to this Formation Agreement or the transactions contemplated hereby; provided, however, that (x) with respect to documents and other materials filed by or on behalf of any GE Entity with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Weatherford, copies will not be required to be provided to Weatherford, and (y) with respect to any GE Capital HSR Documents (1) that contain any information which, in the reasonable judgment of Weil, Gotshal & Manges LLP, should not be furnished to Weatherford because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of GE Capital to furnish any such GE Capital HSR Documents to Weatherford shall be satisfied by the delivery of such GE Capital HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Weatherford.

                                  (iii) Nothing contained in this Formation
Agreement shall be construed so as to require any GE Entity or any Weatherford Entity, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of the Global Compression Business, the Weatherford Compression Business or the Partnership (or to require the Global Compression Business or the Weatherford Compression Business to agree to any of the foregoing). The obligations of each party under Section 4.3 to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 4.3(c)(iii).

                  (d) Bulk Sales Waiver. The Weatherford Entities and the GE Entities waive compliance with all applicable bulk sales and/or bulk transfer laws in connection with the formation of the Partnership and Limited. Each Party hereto shall indemnify and hold harmless the Partnership, Limited and each other Party hereto from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with defending any such claims) incurred as a result of such party's non-compliance with such laws; provided, however, that the foregoing shall not affect the obligation of the Partnership to pay, perform and discharge the Partnership Assumed Liabilities and no indemnity is made hereunder.

                  (e) Access. After the Closing, Weatherford will provide the Partnership and Limited with access to such historical accounting and other records relating to the Weatherford Compression Business prior to Closing as reasonably requested by the Partnership or Limited. After the Closing, Global will provide the Partnership and Limited with access to such historical accounting and other records relating to the Global Compression Business prior to Closing as reasonably requested by the Partnership and Limited.

                  (f) With respect to any of the Canadian entities to be formed pursuant to Section 2.1(c)(4)(b), WECC covenants that, as of the date such entities are acquired by the Partnership, with respect to any Employee Benefit Plans of such entities, (i) all such plans will be duly registered where required by, and will be in good standing under, all applicable laws, and any regulations thereunder, and no events will have occurred or conditions will exist that would reasonably be likely to jeopardize such status, (ii) all such plans will be in material compliance and will have been maintained in accordance with their terms and applicable law, (iii) all such plans will be properly funded in accordance with their terms and applicable law, (iv) there will exist no unfunded actuarial liabilities or solvency deficiencies, (v) no actuarial surplus will have ever been removed nor will have any surplus ever been used to offset any contribution obligations of Weatherford or any of its subsidiaries under any such plan, and (vi) all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under such plans or by law to any funds or trusts established thereunder or in connection therewith will have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the date such entities are acquired by the Partnership which are not yet due will have been paid or accrued on or prior to such date.

         Section 4.4. Curing Adverse Environmental Conditions.

                  (a) Weatherford agrees to undertake or cause to be undertaken, promptly and at its sole cost and expense, all actions set forth on Schedule 3.1(l) to this Formation Agreement.

                  (b) GE Capital agrees to undertake or cause to be undertaken, promptly and at its sole cost and expense, all actions set forth on Schedule 3.2(l) to this Formation Agreement.

                  (c) To the extent any corrective action required by Section 4.4(a) or Section 4.4(b) is undertaken or performed by the Partnership or the Partnership causes such corrective actions to be undertaken or performed, either because Weatherford or GE Capital requests the Partnership to take such action on its behalf or because Weatherford or GE Capital fails to complete such corrective action, (i) Weatherford shall promptly reimburse the Partnership for all reasonable out-of-pocket costs associated with such corrective action at the properties or facilities contributed to the Partnership by any Contributing Weatherford Entity, and (ii) GE Capital shall promptly reimburse the Partnership for all reasonable out-of-pocket costs associated with such corrective action at the properties or facilities contributed to the Partnership by Global.

                  (d) The obligations under this Section 4.4 are in addition to and in no way limit the Parties' respective indemnification obligations set forth in Article VIII of this Formation Agreement.

                                    ARTICLE V

                                   CONDITIONS

         Section 5.1. Conditions Precedent to Each Party's Obligations. The respective obligations of each Weatherford Entity and each GE Entity to consummate the transactions contemplated by this Formation Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                  (a) HSR Act. The waiting period (and any extension thereof), if applicable to the transactions contemplated by this Formation Agreement, under the HSR Act shall have been terminated or shall have expired.

                  (b) Competition Act (Canada). The waiting period (and any extension thereof) applicable to the transactions contemplated by this Formation Agreement under Part IX of the Competition Act (Canada) shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Formation Agreement shall be in effect; provided, however, that the Weatherford Entities and the GE Entities shall, subject to Section 7(c), use reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

         Section 5.2. Conditions Precedent to Obligations of Weatherford and the other Weatherford Entities. The obligations of Weatherford and each other Weatherford Entity to consummate the transactions contemplated by this Formation Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

                  (a) Compliance. The agreement and covenants of GE Capital and Global to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Weatherford shall have received a certificate to that effect dated the Closing Date and executed on behalf of (i) GE Capital, by an authorized officer of GE Capital, and (ii) Global, by the chief executive officer and the chief financial officer of Global.

                  (b) Certifications and Opinion. GE Capital shall have furnished Weatherford with:

                                  (i) a certified copy of a resolution or
resolutions duly adopted by the Board of Directors of Global approving the Transaction Documents to which it is a party and consummation of the transactions contemplated hereby;

                                  (ii) a favorable opinion, dated the Closing
Date, in customary form and substance of Victor Guaglianone, Esq., Vice President and Associate General Counsel for GE Capital, to the effect that:

                                    (A) GE Capital is a corporation duly
organized, existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. (B) GE Capital has all requisite corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by GE Capital of the Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of GE Capital. Each of the Transaction Documents to which GE Capital is a party has been duly and validly executed and delivered by GE Capital; and

                                    (C) The execution and delivery by GE Capital
of the Transaction Documents to which it is a party and performance by GE Capital of its obligations thereunder will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of GE Capital.

                                  (iii) a favorable opinion, dated the Closing
Date, in customary form and substance of Robert Sarfatis, Esq., Counsel for Global, to the effect that:

                                    (A) Global is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted;

                                    (B) Global has all requisite corporate power
and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by Global of the Transaction Documents to which it is a party and the consummation by Global of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Global. Each of the Transaction Documents to which Global is a party has been duly and validly executed and delivered by Global; and

                                    (C) The execution and delivery by Global of
the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and compliance by Global with the provisions thereof will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of Global's Certificate of Incorporation or ByLaws; and

                                  (iv) an opinion of Weil, Gotshal & Manges LLP,
counsel for GE Capital and Global, dated the Closing Date, to the effect that the Transaction Documents to which GE Capital or Global is a party are valid and binding agreements of GE Capital and Global enforceable against GE Capital and Global in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights and remedies generally, (ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iv) the enforceability of any indemnification and contribution provision contained therein may be limited by applicable federal or state laws or public policy relating thereto and (v) such enforcement may be affected by the failure of the GE Entities to comply with the bulk sales laws of any jurisdiction.

                  (c) Representations and Warranties True. The representations and warranties of GE Capital and Global contained in this Formation Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Formation Agreement, and Weatherford shall have received a certificate to that effect dated the Closing Date and executed on behalf of (i) GE Capital, by an authorized officer of GE Capital, and (ii) Global by the chief executive officer and the chief financial officer of Global.

                  (d) Consents, etc.. Weatherford shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to the Partnership and its subsidiaries, taken as a whole, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) have a Material Adverse Effect on the Partnership and its subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby.

                  (e) No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Formation Agreement or seeking to obtain from Weatherford or any of the other Weatherford Entities any damages that are material in relation to Weatherford and the other Weatherford Entities taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Partnership or any of its subsidiaries of any material portion of the Global Compression Business or the Weatherford Compression Business or to dispose of or hold separate any material portion of the business or assets of the Global Compression Business or the Weatherford Compression Business, as a result of the transactions contemplated by this Formation Agreement or (iii) seeking to prohibit the Partnership or any of its subsidiaries from effectively controlling in any material respect the Global Compression Business or the Weatherford Compression Business.

                  (f) No Material Adverse Change. There shall not have occurred any material adverse change with respect to the Global Compression Business since the date hereof.

         Section 5.3. Conditions Precedent to Obligations of GE Capital and the other GE Entities. The obligations of GE Capital and each other GE Entity to consummate the transactions contemplated by this Formation Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

                  (a) Compliance. The agreements and covenants of Weatherford and each other Weatherford Entity to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and GE Capital shall have received a certificate to that effect dated the Closing Date executed on behalf of Weatherford and each other Weatherford Entity by the chief executive officers and the chief financial officers of Weatherford and each other Weatherford Entity (or of the general partner thereof with respect to Weatherford Entities that are limited partnerships).

                  (b) Certification and Opinions. Weatherford shall have furnished GE Capital with:

                                  (i) a certified copy of a resolution or
resolutions duly adopted by the Board of Directors or a duly authorized committee thereof or the general partner thereof of each

Weatherford Entity approving the Transaction Documents to which it is a party, and consummation of the transactions contemplated hereby;

                                  (ii) a favorable opinion, dated the Closing
Date, in customary form and substance, of Fulbright & Jaworski L.L.P., counsel for the Weatherford Entities to the effect that:

                                    (A) Each Weatherford Entity is duly
organized, validly existing and in good standing under the laws of the State of Delaware and has corporate or partnership, as the case may be, power to own its properties and to carry on its business as now being conducted;

                                    (B) Each Weatherford Entity has the
requisite corporate or partnership, as the case may be, power to effect the transactions contemplated by the Transaction Documents to which it is a party; the execution and delivery of such Transaction Documents Agreement did not, and the consummation of the transactions contemplated thereby will not, violate any provision of, with respect to Weatherford, Weatherford's certificate of incorporation, or ByLaws, and with respect to WECC, WECC's limited partnership agreement; and

                                    (C) the Board of Directors of Weatherford
has taken all action required under the DGCL, its certificate of incorporation, or its By-Laws and the general partner of WECC has taken all action required under the DRULPA or its limited partnership agreement to authorize the execution and delivery of the Transaction Documents to which it is a party and the transactions contemplated thereby; and each such Transaction Document (other than those governed by the laws of the State of Delaware) is a valid and binding agreement of such Weatherford Entity enforceable against such Weatherford Entity in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights and remedies generally, (ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought,
(iv) the enforceability of any indemnification provision contained therein may be limited by applicable federal or state laws or public policy relating thereto and (v) such enforcement may be affected by the failure of the Weatherford Entities to comply with the bulk sales laws of any jurisdiction.

                  (c) Representations and Warranties True. The representations and warranties of each Weatherford Entity contained in this Formation Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Formation Agreement, and GE Capital shall have received a certificate to that effect dated the Closing Date and executed on behalf of Weatherford and WECC by an authorized officer of Weatherford and of the general partner of WECC.

                  (d) Consents, etc.. GE Capital shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders that are not, individually or in the aggregate, material to the Partnership and its subsidiaries, taken as a whole, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) have a Material Adverse Effect on the Partnership and its subsidiaries taken as a whole after giving effect to the transactions contemplated hereby.

                  (e) No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Formation Agreement or seeking to obtain from GE Capital or Global any damages that are material in relation to GE Capital and Global taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Partnership or any of its subsidiaries of any material portion of the Global Compression Business or the Weatherford Compression Business or to dispose of or hold separate any material portion of the business or assets of the Global Compression Business or the Weatherford Compression Business, as a result of the transactions contemplated by this Formation Agreement or (iii) seeking to prohibit the Partnership or any of its subsidiaries from effectively controlling in any material respect the Global Compression Business or the Weatherford Compression Business.

                  (f) No Material Adverse Change. There shall not have occurred any material adverse change with respect to the Weatherford Compression Business since the date hereof.

                                   ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

         Section 6.1. Termination. (a) This Formation Agreement may be terminated at any time prior to the Closing Date:

                                  (i) by mutual written consent of the Parties
hereto;

                                  (ii) by either Weatherford or GE Capital:

                                    (A) if any court of competent jurisdiction
or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby; or

                                    (B) if the transactions contemplated hereby
shall not have been consummated on or before February 15, 1999, unless the failure to consummate the transactions contemplated hereby is the result of a material breach of this Formation Agreement by the Party seeking to terminate this Formation Agreement.

                                    (iii) by Weatherford, if GE Capital or
Global breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Formation Agreement; and

                                    (iv) by GE Capital, if Weatherford or any
other Weatherford Entity breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Formation Agreement.

                  (b) In the event of termination of this Formation Agreement as provided in Section 6.1(a), this Formation Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weatherford or any other Weatherford Entity or GE Capital or any other GE Entity, other than (i) the provisions of Sections 6.1., 6.3, 9.1, 9.2 and 9.6 and (ii) such termination shall not relieve any party hereto for any breach of this Formation Agreement prior to such termination by a Party of any of its representations or warranties or any of its covenants, agreements or obligations set forth in this Formation Agreement.

         Section 6.2. Amendment. This Formation Agreement may be amended by the Parties at any time.

         Section 6.3. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Formation Agreement pursuant to Section 6.1(a)(i), an amendment of this Formation Agreement pursuant to Section 6.2 or an extension or waiver pursuant hereof shall, in order to be effective, require the duly authorized signature of all Parties.

                                   ARTICLE VII

                                   TAX MATTERS

         Section 7.1. Certain Tax Matters. The Parties agree as follows with respect to the period following the Closing:

                  (a)      Access to Information.

                           (1) Weatherford and each member of the Weatherford
Group shall grant to the Partnership (or its designees) access at all reasonable times to all of the information, books and records relating to the Weatherford Compression Business within the possession of Weatherford or any member of the Weatherford Group (including workpapers and correspondence with taxing authorities), and shall afford the Partnership (or its designees) the right (at their expense) to take extracts therefrom and make copies thereof, to the extent reasonably necessary to permit the Partnership (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under this Formation Agreement.

                           (2) GE Capital and each member of the GE Capital
Group shall grant to the Partnership (or its designees) access at all reasonable times to all of the information, books and records relating to the Global Compression Business within the possession of GE Capital or any member of the GE Capital Group (including workpapers and correspondence with taxing authorities), and shall afford (or its designees) the right (at their expense) to take extracts therefrom and make copies thereof, to the extent reasonably necessary to permit the Partnership (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under this Formation Agreement.

                           (3) The Partnership shall grant to Weatherford (or
its designees) access at all reasonable times to all of the information, books and records relating to the Weatherford Compression Business and its subsidiaries within the possession of the Partnership (including workpapers and correspondence with taxing authorities), and shall afford Weatherford (or its designees) the right (at Weatherford's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Weatherford (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Formation Agreement.

                           (4) The Partnership shall grant to GE Capital (or its
designees) access at all reasonable times to all of the information, books and records relating to the Global Compression Business and its subsidiaries within the possession of the Partnership (including workpapers and correspondence with taxing authorities), and shall afford GE Capital (or its designees) the right (at GE Capital's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit GE Capital (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Formation Agreement.

                           (5) Each of the Parties will preserve and retain all
schedules, workpapers and other documents relating to any Tax Returns of or with respect to the Global Compression Business, in the case of GE Capital and the Partnership, and the Weatherford Compression Business, in the case of Weatherford and the Partnership, or to any claims, audits or other proceedings affecting such Businesses until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Formation Agreement.

                  (b) Indemnification Provisions for the Benefit of the Partnership, Global and GE Capital. Weatherford hereby agrees to defend, indemnify and hold harmless the Partnership, Global and GE Capital from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "Tax Losses") as a result of:

                           (1) a claim, notice of deficiency, or assessment by,
or any obligation owing to, any Governmental Authority for:

any Taxes of the Weatherford Group including, without limitation (i) any and all Taxes of any entity the assets of which are subsequently acquired, whether by purchase or otherwise, by the Partnership from any entity controlling or controlled by, under common control with, or otherwise affiliated with any Weatherford Entity, and (ii) any and all Taxes of any entity the equity interests of which are acquired, whether by purchase or otherwise, by the Partnership, from any entity controlling or controlled by, under common control with, or otherwise affiliated with any Weatherford Entity in each case to the extent that such Taxes are attributable to any period prior to the Closing Date; and

any and all Taxes of any other entity (other than the Weatherford Compression Business) that is or was a member of a consolidated, combined or unitary group of which any Weatherford Entity (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of any Weatherford Entity or any entity controlling or controlled by, under common control with, or otherwise affiliated with any Weatherford Entity, the equity interests of which are subsequently acquired by the Partnership, whether by purchase or otherwise pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation if and to the extent that such liability exceeds Taxes attributable to taxable periods ending on or before the Closing Date reflected as current liabilities on the Weatherford Closing Date Balance Sheet.

                           (2) any breach of any representation, warranty or
obligation of Weatherford under Section 3.1(j) or 3.1(k) of this Formation Agreement.

                  (c) Indemnification Provisions for the Benefit of the Partnership, WECC and Weatherford. GE Capital hereby agrees to defend, indemnify and hold harmless the Partnership, WECC and Weatherford from and against, and agrees to pay, all Tax Losses as a result of:

                           (1) a claim, notice of deficiency, or assessment by,
or any obligation owing to, any taxing authority for:

any Taxes of the GE Capital Group including, without limitation (i) any and all Taxes of any entity the assets of which are subsequently acquired, whether by purchase or otherwise, by the Partnership from any entity controlling or controlled by, under common control with, or otherwise affiliated with any Global Entity, and (ii) any and all Taxes of any entity the equity interests of which are acquired, whether by purchase or otherwise, by the Partnership, from any entity controlling or controlled by, under common control with, or otherwise affiliated with any Global Entity to the extent that such Taxes are attributable to any period prior to the acquisition of such equity interests by the Partnership, unless, in the case of the Partnership, to the extent an accrual therefor is reflected in the Global Closing Date Balance Sheet and any and all Taxes of any corporation (other than the Global Compression Business) that is or was a member of a consolidated, combined or unitary group of which any GE Entity (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of any GE Entity or any entity controlling or controlled by, under common control with, or otherwise affiliated with any Global Entity, the equity interests of which are subsequently acquired by the Partnership, whether by purchase or otherwise pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation if and to the extent such liability exceeds Taxes attributable to taxable periods ending on or before the Closing Date reflected as current liabilities on the Global Closing Date Balance Sheet.

                           (2) any breach of any representation, warranty or
obligation of GE Capital under Section 3.2(j) or 3.2(k) of this Formation Agreement.

                  (d)      Indemnification Procedures.

                           (1) If a claim shall be made by any Governmental
Entity that, if successful, would result in the indemnification of a Party under this Formation Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Formation Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing; provided, however, that no delay on the part of the Tax Indemnified Party in notifying the Tax Indemnifying Party shall relieve the Tax Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Tax Indemnifying Party is prejudiced thereby.

                           (2) The Tax Indemnified Party shall take such action
in connection with contesting such claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that (A) within 30 days after the notice described in Section 7.1(d)(1) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than five days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested, (B) the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and (C) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by
Section 7.1(d)(1), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

                           (3) Subject to the provisions of Section 7.1(d)(2),
the Tax Indemnified Party shall enter into a settlement of such contest with the applicable Governmental Entity or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

                           (4) If, after actual receipt by the Tax Indemnified
Party of an amount advanced by the Tax Indemnifying Party pursuant to Section 7.1(d)(2), the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of court or other tribunal or final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable Governmental Entity and any recovery of legal fees from such taxing authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax Items). Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Formation Agreement.

                           (5) Promptly after a final determination the Tax
Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this Section 7.1.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1. Survival of Certain Representations and Warranties. Except for the representations and warranties set forth in Sections 3.1(e), 3.1(g), 3.1(o), 3.2(e), 3.2(g) and 3.2(o) of this Formation Agreement, which representations and warranties will continue without limitation notwithstanding any otherwise applicable statute of limitations, and the representations and warranties set forth in Section 3.1(i), 3.1(j), 3.1(k), 3.2(i), 3.2(j) and 3.2(k), which representations and warranties will continue until the expiration of the applicable statute of limitations, all written representations and warranties contained in or made pursuant to this Formation Agreement shall survive the Closing, but shall terminate and be of no further force or effect on the date three years after the Closing Date, provided, however, that the representations and warranties set forth in Sections 3.1(b) and 3.2(b) with respect to unaudited financial statements shall not survive the Closing.

         Section 8.2. Indemnification by Weatherford and WECC.

                  (a) Weatherford and WECC shall, jointly and severally, subject to the terms and conditions set forth in this Section 8.2, hold harmless and indemnify each of the Partnership, the General Partner, GE Capital and Global, and each of their respective directors, officers, employees and agents (each, a "Weatherford Indemnity Party"), from and against and in respect of any and all losses, liabilities, claims, damages and reasonable expenses of defense thereof (including without limitation expenses of investigation and defense and fees and disbursements of counsel, but excluding ordinary course compensation paid to employees of a Weatherford Indemnity Party), liens or other obligations of any nature whatsoever (collectively, "GE Losses"), other than GE Losses to the extent recovered by the applicable Weatherford Indemnity Party under any applicable insurance policy, which may be incurred by a Weatherford Indemnity Party and which relates to or results from:

                                  (i) any breach by Weatherford or WECC of any
representation or warranty of Weatherford or WECC contained in this Formation Agreement, other than a breach of the representations and warranties set forth in Sections 3.1(j) and 3.1(k) of this Formation Agreement, the breach of which Sections 3.1(j) and 3.1(k) shall be governed by Section 8.2(a)(iv), or a breach of Section 3.1(b) with respect to unaudited financial statements; or

                                  (ii) any breach by Weatherford or WECC of any
covenant or agreement of Weatherford or WECC contained in this Formation Agreement; or

                                  (iii) any Excluded Weatherford Liability;
provided that if the Weatherford Indemnity Party is the Partnership or the General Partner only to the extent such Excluded Weatherford Liability was not accrued on the Weatherford Closing Date Balance Sheet prepared pursuant to
Section 2.3 of this Formation Agreement; or

                                  (iv) Taxes to the extent provided for in
Section 7.1(b) of this Formation Agreement, or any breach by Weatherford or WECC of any representation or warranty contained in Section 3.1(j) or 3.1(k) of this Formation Agreement; or

                                  (v) any matter set forth on Schedule 3.1(h)
attached to this Formation Agreement.

                  (b) No claim for indemnification shall be made by any Weatherford Indemnity Party pursuant to Section 8.2(a) unless notice of such claim (describing in reasonable specificity the basic facts or events underlying such claim) has been given to Weatherford.

                  (c) No claim for indemnification shall be made by any Weatherford Indemnity Party pursuant to Section 8.2(a)(i) until such claim, individually, is in excess of $500,000; provided, however, that there shall be no such minimum dollar limitation to any claim made pursuant to Section 8.2(a)(ii), 8.2(a)(iii), 8.2(a)(iv) or 8.2(a)(v).

                  (d) Except as provided in Article VII with respect to Tax matters, any claim for indemnification under this Section 8.2 shall be made in accordance with this Section 8.2(d). A Weatherford Indemnity Party shall give prompt written notice to Weatherford of any claim or demand of which it has knowledge and as to which it may request indemnification under this Section 8.2. Weatherford and WECC shall have the right to defend and to direct the defense against any claim or demand for which a claim for indemnification is made under this Section 8.2, including the right to conduct any remediation or other corrective action required under Environmental Laws to resolve such claim or demand, in its name or in the name of the applicable Weatherford Indemnity Party, as the case may be, at the sole expense of Weatherford and WECC, and with counsel selected by Weatherford; provided that, Weatherford and WECC may not settle or compromise any such claim or demand without the prior written consent of the applicable Weatherford Indemnity Party (which consent may not be unreasonably withheld). Notwithstanding anything in this Formation Agreement to the contrary, the applicable Weatherford Indemnity Party shall cooperate with Weatherford and WECC, and keep Weatherford fully informed in the defense of any such claim or demand. The applicable Weatherford Indemnity Party shall have the right to participate in the defense of any claim or demand with counsel employed by such Weatherford Indemnity Party at the sole expense of Weatherford. Neither Weatherford nor WECC shall have any indemnification obligations with respect to any such claim or demand which shall be settled by a Weatherford Indemnity Party without the prior written consent of Weatherford (which consent may not be unreasonably withheld).

                  (e) Except as provided in Article VII with respect to Tax matters, the rights of the Weatherford Indemnity Parties under Section 8.2 shall be the exclusive remedy of the Weatherford Indemnity Parties with respect to breaches of representations, warranties, covenants and agreements by Weatherford or WECC contained in or made pursuant to this Formation Agreement.

                  (f) In the event that Weatherford or WECC shall be obligated to indemnify any Weatherford Indemnity Party pursuant to this Section 8.2, the applicable Weatherford Entity shall, upon payment of such indemnity, be subrogated to all rights of the Weatherford Indemnity Party with respect to claims to which such indemnification relates.

         Section 8.3. Indemnification by GE Capital and Global.

                  (a) GE Capital and Global shall, jointly and severally, subject to the terms and conditions set forth in this Section 8.3, hold harmless and indemnify each of the Partnership, the General Partner, Weatherford and WECC, and each of their respective directors, officers, employees and agents (each, a "GE Indemnity Party"), from and against and in respect of any and all losses, liabilities, claims, damages and reasonable expenses of defense thereof (including without limitation expenses of investigation and defense and fees and disbursements of counsel, but excluding ordinary course compensation paid to employees of a GE Indemnity Party), liens or other obligations of any nature whatsoever (collectively, "Weatherford Losses"), other than Weatherford Losses to the extent recovered by the applicable GE Indemnity Party under any applicable insurance policy, which may be incurred by a GE Indemnity Party and which relates to or results from:

                                  (i) any breach by GE Capital or Global of any
representation or warranty of GE Capital or Global contained in this Formation Agreement other than breach of representations and warranties set forth in Sections 3.2(j) and 3.2(k) of this Formation Agreement, the breach of which Sections 3.2(j) and 3.2(k) shall be governed by Section 8.3(a)(iv), or a breach of Section 3.2(b) with respect to unaudited financial statements; or

                                  (ii) any breach by GE Capital or Global of any
covenant or agreement of GE Capital or Global contained in this Formation Agreement; or

                                  (iii) any Excluded Global Liability; provided
that if the GE Indemnity Party is the Partnership or the General Partner only to the extent such Excluded Global Liability was not accrued on the Global Closing Date Balance Sheet prepared pursuant to Section 2.3 of the Formation Agreement; or

                                  (iv) Taxes to the extent provided for in
Section 7.1(c) of this Formation Agreement, or any breach by GE Capital or Global of any representation or warranty contained in Sections 3.2(j) or 3.2(k) of this Formation Agreement.

                  (b) No claim for indemnification shall be made by any GE Indemnity Party pursuant to Section 8.3(a) unless notice of such claim (describing in reasonable specificity the basic facts or events underlying such claim) has been given to GE Capital.

                  (c) No claim for indemnification shall be made by any GE Indemnity Party pursuant to Section 8.3(a)(i) until such claim, individually, is in excess of $500,000; provided, however, that there shall be no such minimum dollar limitation to any claim made pursuant to Section 8.3(a)(ii), 8.3(a)(iii) or 8.3(a)(iv).

                  (d) Except as provided in Article VII with respect to Tax matters, any claim for indemnification under this Section 8.3 shall be made in accordance with this Section 8.3(d). A GE Indemnity Party shall give prompt written notice to GE Capital of any claim or demand of which it has knowledge and as to which it may request indemnification under this Section 8.3. GE Capital and Global shall have the right to defend and to direct the defense against any claim or demand for which a claim for indemnification is made under this Section 8.3, including the right to conduct any remediation or other corrective action required under Environmental Laws to resolve such claim or demand, in its name or in the name of the applicable GE Indemnity Party, as the case may be, at the sole expense of GE Capital and Global, and with counsel selected by GE Capital; provided that, GE Capital and Global may not settle or compromise any such claim or demand without the prior written consent of the applicable GE Indemnity Party (which consent may not be unreasonably withheld). Notwithstanding anything in this Formation Agreement to the contrary, the applicable GE Indemnity Party shall cooperate with GE Capital and Global, and keep GE Capital fully informed in the defense of any such claim or demand. The applicable GE Indemnity Party shall have the right to participate in the defense of any claim or demand with counsel employed by such GE Indemnity Party at the sole expense of GE Capital. Neither GE Capital nor Global shall have any indemnification obligations with respect to any such claim or demand which shall be settled by a GE Indemnity Party without the prior written consent of GE Capital (which consent may not be unreasonably withheld).

                  (e) Except as provided in Article VII with respect to Tax matters, the rights of the GE Indemnity Parties under Section 8.3 shall be the exclusive remedy of the GE Indemnity Parties with respect to breaches of representations, warranties, covenants and agreements by GE Capital or Global contained in or made pursuant to this Formation Agreement.

                  (f) In the event that GE Capital or Global shall be obligated to indemnify any GE Indemnity Party pursuant to this Section 8.3, the applicable GE Entity shall, upon payment of such indemnity, be subrogated to all rights of the GE Indemnity Party with respect to claims to which such indemnification relates.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Expenses. Whether or not the transactions contemplated by this Formation Agreement are consummated, all costs and expenses incurred in connection with this Formation Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

         Section 9.2. Dispute Resolution and Arbitration.

                  (a)      Dispute Resolution and Arbitration.

                           (1) In the event of any controversy or claim, whether
based in contract, tort or otherwise, arising out of or relating to any Transaction Document or the scope, breach, termination or validity of any Transaction Document (a "Claim"), the parties thereto involved in such Claim shall promptly seek to resolve any such Claim by negotiations between senior executives of such parties who have authority to settle the Claim. When a party to a Transaction Document believes there is a Claim thereunder, that party will give all other parties to such Transaction Document written notice of the Claim. Within 30 days after receipt of such notice, the receiving parties shall submit to all other parties thereto a written response. Both the notice and response shall include (A) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (B) the name, title, fax number, and telephone number of the executive who will represent that party. In the event the Claim involves a claim arising out of the actions of any Person not a signatory to the relevant Transaction Document, the receiving parties shall have such additional time as necessary, not to exceed an additional 60 days, to investigate the Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within 15 days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Claim. If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Section 9.2 shall be treated and maintained by such parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and state rules of evidence.

                           (2) If the Claim has not been resolved within 60 days
after the date of the response given pursuant to Section 9.2(a)(1) above, or such additional time, if any, that the parties mutually agree to in writing, or if a party receiving such notice denies the applicability of the provisions of
Section 9.2(a)(1) above or otherwise refuses to participate under the provisions of Section 9.2(a)(1) above, any party may initiate binding arbitration pursuant to the provisions of Section 9.2(a)(3) below.

                           (3) Any Claims not settled pursuant to the foregoing
provisions shall be submitted to binding arbitration in accordance with the following provisions.

                                  (i) The party desiring to initiate arbitration
in connection with any Claim shall notify all other parties in writing, which notice shall demand arbitration, and include a statement of the matter in controversy.

                                  (ii) Within 15 days after receipt of such
demand, the receiving parties and the sending party shall attempt to jointly agree on three arbitrators from the panel made available by the American Arbitration Association. If the parties are unable to so agree within such period, such arbitrators shall be appointed, upon request of the party demanding arbitration, by the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge. In the event the Judge declines to appoint such arbitrators, appointment shall be made, upon application of the party demanding arbitration, pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

                                  (iii) The parties to the Transaction Documents
hereby request and consent to the three arbitrators conducting a hearing in Houston, Texas no later than 60 days following their selection or 30 days after all prehearing discovery has been completed, whichever is later, at which the parties to the relevant Transaction Documents shall present such evidence and witnesses as they may choose, with or without counsel.

                                  (iv) Arbitration shall be conducted in
accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

                                  (v) The Federal Rules of Civil Procedure, as
modified or supplemented by the local rules of civil procedure for the U.S. District Court, Southern District of Texas, shall apply in the arbitration. The parties to the relevant Transaction Documents shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure. Discovery shall be limited to a 60-day period.

                                  (vi) Adherence to formal rules of evidence
shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

                                  (vii) The parties to the Transaction Documents
hereby request that the arbitrators render their decision within 30 calendar days following conclusion of the hearing.

                                  (viii) Any decision by a majority of the
arbitration panel shall be set forth in a written opinion thereof which shall set forth the reasons for such decision and shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any party to the relevant Transaction Documents as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

                                  (ix) The defenses of statute of limitations
and laches shall be tolled with respect to a Claim of which a party to the relevant Transaction Documents gives the other parties thereto written notice, from the date of notice as provided in Section 9.2(a)(1) above until such time as the Claim has been resolved pursuant to Section 9.2(a)(1) or an arbitration award has been entered pursuant to this Section 9.2(a)(3).

                                  (x) The arbitrators shall have no authority to
award special, exemplary, or consequential damages.

                  (b) Recovery of Costs and Attorneys' Fees. In the event arbitration (or, despite the agreement of the parties to the Transaction Documents to settle Claims through binding arbitration, litigation) arising out of any Transaction Document is initiated by any party thereto, the prevailing party or parties, after the entry of a final non-appealable order, shall be entitled to recover from the non-prevailing party or parties, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including reasonable attorneys' fees.

                  (c) Choice of Forum. If, despite the agreement of the parties to the Transaction Documents to submit any Claims to binding arbitration, there are any court proceedings arising out of or relating to any Transaction Document or the transactions contemplated hereby, such proceedings shall be brought and tried exclusively in the federal or state courts situated in Harris County, Texas. THE PARTIES TO THE TRANSACTION DOCUMENTS HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

         Section 9.3. Notice. Any notice, request or statement provided for in this Formation Agreement shall be in writing and shall be conclusively deemed to have been given, made or delivered if sent by prepaid certified mail, return receipt requested, to any Party at the address set opposite the name of such Party on the signature page of this Formation Agreement, or at such other address as any such Party shall hereinafter designate by notices to all other Parties. Each notice, request or statement given, made or delivered as aforesaid shall be conclusively deemed to have been given, made or delivered when deposited in the United States mail.

         Section 9.4. Assignment. This Formation Agreement may not be assigned by any Party without the prior written consent of the other Parties.

         Section 9.5. Successors Bound. Subject to the provisions of Section 9.4, this Formation Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         Section 9.6. Governing Law. This Formation Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to or application of any conflicts of laws principles.


                       [SIGNATURES APPEAR ON FOLLOW PAGE]

         IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Formation Agreement as of the date first above written.


Address                            Weatherford Entities:

5 Post Oak Park                    Weatherford International, Inc.
Suite 1760
Houston, Texas 77027               By: /s/ CURTIS W. HUFF
Telecopy:   (713) 297-8488             ----------------------------------------
Attention:  General Counsel                Curtis W. Huff
                                           Senior Vice President

                                   Weatherford Enterra Compression Company, L.P.

                                   By: Enterra Compression Company,
                                       as sole General Partner

                                   By: /s/ CURTIS W. HUFF
                                       ---------------------------------------
                                           Curtis W. Huff
                                           Senior Vice President


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                   GE Entities:

General Electric Capital
Corporation                        General Electric Capital Corporation
260 Long Ridge Road
Stamford, Connecticut 06927        By: /s/ NIGEL D.T. ANDREWS
Attention: General Counsel             ---------------------------------------
Telecopy: (203) 357-3365           Name:   Nigel D.T. Andrews
                                        --------------------------------------
                                   Title:  Executive Vice President
                                         -------------------------------------


with copies to:

Charles E. Harrell
Weil, Gotshal & Manges L.L.P.
700 Louisiana, Suite 1600
Houston, Texas 77002
Telephone: (713) 546-5000
Telecopy: (713) 224-9511


Global Compression Services, Inc.  Global Compression Services, Inc.
c/o General Electrical Capital
Corporation
260 Long Ridge Road                By: /s/ PAUL J. FRIESEN
Stamford, Connecticut 06927           ----------------------------------------
Attention: General Counsel         Name:  Paul J. Friesen
Telecopy: (203) 357-3367                --------------------------------------
                                   Title: President and Chief Executive Officer
                                         --------------------------------------

with copies to:

Charles E. Harrell
Weil, Gotshal & Manges L.L.P.
700 Louisiana, Suite 1600
Houston, Texas 77002
Telephone: (713) 546-5000
Telecopy: (713) 224-9511

                                     ANNEX I

                                Glossary of Terms


         As used in the document to which this Annex I is attached, unless specified to the contrary in such document, the terms set forth below shall (i) be so used with the meanings assigned thereto below, (ii) apply equally to both the singular and plural forms of such terms, and (iii) with respect to any such term that is a pronoun, whenever the context may require, include the corresponding masculine, feminine and neuter forms.

                  "Additional Global Assets " shall have the meaning assigned to such term in Section 2.1(d) of the Formation Agreement.

                  "Additional Weatherford Assets " shall have the meaning assigned to such term in Section 2.1(c) of the Formation Agreement.

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the relevant Partnership Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of the LP Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704- 2(g)(1) and 1.704-2(i)(5); and (ii) debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations
Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjustment Amount" shall have the meaning assigned to such term in Section 11.3.2 of the LP Agreement.

                  "Affiliate" shall mean, with respect to any Person, a second Person that, directly or indirectly, is in control of, is controlled by, controls or is under common control with such first Person or is an officer, director, general partner, managing member or trustee of such Person or Affiliate of such Person. For purposes of this definition, control shall include the ownership of 50% or more of the legal or beneficial interest in any Person or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that for purposes of Sections 5.2 and 5.9 of the LP Agreement and Section 4.6 of the LLC Agreement only, such percentage shall be 10%.

                  "Annual Business Plan" shall mean, with respect to any Partnership Fiscal Year, the annual business plan of the Partnership for such Partnership Fiscal Year that the Partnership is required to operate under pursuant to the terms of the LP Agreement.

                  "Assumed Retention and Severance Obligations" shall mean those obligations set forth on Schedule 6.3 to the LP Agreement.

                  "Auditors" shall have the meaning assigned to such term in
Section 7.2 of the LP Agreement.

                  "Available Cash" shall mean, on any date of determination, the cash and cash equivalents (i.e., investments with a maturity of one year or less) of the Partnership on hand on such date (other than Capital Contributions of a Partner) less such amounts as the General Partner shall, in good faith, determine to be necessary to be set aside for (i) the payment of liabilities and obligations of the Partnership, contingent or otherwise (including the Lease Payments, the Contributed Global Note and the Payment Obligation, (ii) working capital purposes and (iii) Capital Budget Expenditures.

                  "Bankruptcy Action" shall mean:

                  (a) Taking any action that might cause the Partnership or the General Partner to become insolvent; or

                  (b) (i) Commencing any case, proceeding or other action by or on behalf of the Partnership or the General Partner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                          (ii) Instituting proceedings to have the Partnership
or the General Partner adjudicated a bankrupt or insolvent;

                         (iii) Consenting to, or acquiescing in, the
institution of bankruptcy, insolvency or reorganization proceedings against the Partnership or the General Partner;

                          (iv) Filing a petition or consent to a petition
seeking reorganization, arrangement, adjustment or other relief on behalf of the Partnership or the General Partner of its debts under any existing or future law of any jurisdiction relating to bankruptcy, insolvency or reorganization;

                           (v) Seeking or consenting to the appointment of a
receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the General Partner or a substantial portion of the assets or properties of the Partnership or the General Partner;

                          (vi) Making any assignment for the benefit of the
Partnership's or the General Partner's creditors; or

                         (vii) Taking any action or causing the Partnership or
the General Partner to take any action in furtherance of any of the foregoing.

                  "Board" and "Board of Directors" shall mean the Board of Directors of Limited, as appointed pursuant to the terms of the LLC Agreement.

                  "Book Item" shall have the meaning set forth in Section 4.6(a)(i) of the LP Agreement.

                  "Business" shall mean (i) the manufacture, fabrication, sale, rental, lease, servicing and disposition of compression equipment, (ii) the provision of compression and related services, (iii) the entering into and performance of contracts and agreements relating to the foregoing and (iv) other activities incidental thereto, as a continuation of the Weatherford Compression Business and the Global Compression Business, in each case as contributed to the Partnership pursuant to and in accordance with the terms of the Formation Agreement, the LP Agreement and the LLC Agreement.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required to close.

                  "Capital Account" shall mean:

                  (a) with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                            (i) To each Partner's Capital Account there shall be
credited such Partner's Capital Contribution, such Partner's distributive share of Net Profit or any item in the nature of income or gain which are specially allocated pursuant to Section 4.3 of the LP Agreement, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner;

                           (ii) To each Partner's Capital Account there shall
be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of the LP Agreement, such Partner's distributive share of Net Loss and any item in the nature of expenses or losses which are specially allocated pursuant to Section 4.3 of the LP Agreement, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

                          (iii) In the event all or a portion of a Partnership
Interest is transferred in accordance with the terms of the LP Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred Partnership Interest; and

                           (iv) In determining the amount of any liability
for purposes of subparagraphs (a)(i) and (a)(ii) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations; and

                  (b) with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                            (i) To each Member's Capital Account there shall be
credited such Member's Capital Contribution, such Member's distributive share of Net Profit or any item in the nature of income or gain which are specially allocated pursuant to Section 3.5.2 of the LLC Agreement, and the amount of any Limited liabilities assumed by such Member or which are secured by any property distributed to such Member;

                           (ii) To each Member's Capital Account there shall be
debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of the LLC Agreement, such Member's distributive share of Net Loss and any item in the nature of expenses or losses which are specially allocated pursuant to Section 3.5.2 of the LLC Agreement, and the amount of any liabilities of such Member assumed by Limited or which are secured by any property contributed by such Member to Limited;

                          (iii) In the event all or a portion of a Membership
Interest is transferred in accordance with the terms of the LLC Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred Membership Interest; and

                           (iv) In determining the amount of any liability for
purposes of subparagraphs (b)(i) and (b)(ii) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.

                  "Capital Budget Expenditures" shall mean, for any period of determination, the aggregate amount expended or to be expended by the Partnership (in any case as provided for in the Partnership's Annual Business
Plan) during such period for purchasing new or used equipment for sale or lease during such period, including capitalized repairs and modifications and facility repairs and modifications.

                  "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any asset (other than money) contributed to the Partnership by such Partner (or its predecessors in interest) with respect to the Partnership Interests held by such Partner.

                  "Certificate of Formation" shall mean the Certificate of Formation of Limited to be filed with the Secretary of State of Delaware on the Closing Date, in the form and substance attached as Exhibit A to the Formation Agreement.

                  "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership to be filed with the Secretary of State of Delaware on the Closing Date, in the form and substance attached as Exhibit B to the Formation Agreement.

                  "CFD" shall have the meaning assigned to such term in Section
4.8 of the LP Agreement.

                  "Claim" shall have the meaning assigned to such term in
Section 9.2(a) of the Formation Agreement.

                  "Closing" shall have the meaning assigned to such term in
Section 2.2 of the Formation Agreement.

                  "Closing Date" shall mean February 2, 1999, or such other date as all Parties shall agree to in writing.

                  "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute.

                  "Commission" shall have the meaning assigned to such term in
Section 11.1 of the LP Agreement.

                  "Consolidated Interest Expense" shall mean, for any period of determination, and without duplication, the aggregate amount of interest recognized by the Partnership and its subsidiaries on a consolidated basis in respect of Indebtedness of the Partnership and such subsidiaries, determined on a consolidated basis in accordance with GAAP, plus the portion of the Lease Payments that is equivalent to interest for such period.

                  "Consolidated Net Income" shall mean, for any period of determination, the aggregate net income (or loss, as the case may be) of the Partnership and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, excluding any extraordinary or non-recurring items.

                  "Contracts" shall mean, with respect to any Person, any contract, agreement, commitment, arrangement or instrument of any type whatsoever, whether oral or written, express or implied, including without limitation any mortgages, security agreements, deeds of trust, notes, warranties, guaranties, leases, pledge agreements, license agreements, non-competition agreements, conditional sales agreements or purchase and sales orders to which such Person is a party or by which any of its properties or assets may be bound.

                  "Contractual Obligation" shall mean, with respect to any Person, any security issued by such Person or any agreement, contract, understanding, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of any of the foregoing.

                  "Contributed Global Note" shall mean the promissory note payable by Global to Global Compression Holdings, Inc. in the principal amount of $36,000,000 contributed to the Partnership pursuant to the Formation Agreement.

                  "DBSA" shall have the meaning assigned to such term in Section
4.8 of the LP Agreement.

                  "Defaulting Member" shall the meaning assigned to such term in
Section 8.1(a) of the LLC Agreement.

                  "Defaulting Partner" shall have the meaning assigned to such term in Section 10.1(a) of the LP Agreement.

                  "Depreciation" shall mean, for each Partnership Fiscal Year or Limited Fiscal Year, as the case may be, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Partnership Fiscal Year or Limited Fiscal Year, as the case may be, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such Partnership Fiscal Year or Limited Fiscal Year, as the case may be, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Partnership Fiscal Year or Limited Fiscal Year, as the case may be, bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Partnership Fiscal Year or Limited Fiscal Year, as the case may be, is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected, in the case of the Partnership, by the General Partner, and in the case of Limited, by the Board of Directors.

                  "Distribution Date" shall mean the first day of each calendar quarter, or, if such day is not a Business Day, the next succeeding Business Day.

                  "DLLCA" shall have the meaning assigned to such term in
Section 2.1.1 of the LLC Agreement.

                  "DRULPA" shall have the meaning assigned to such term in
Section 2.1.1 of the LP Agreement.

                  "EBIT" shall mean, for any period of determination, the Consolidated Net Income of the Partnership and its subsidiaries for such period on a consolidated basis, plus, to the extent reflected in the income statement of the Partnership and its consolidated subsidiaries for such period from which such Consolidated Net Income is determined, and without duplication, (i) the Consolidated Interest Expense of the Partnership and its subsidiaries for such period, and (ii) income and franchise tax expense of the Partnership and its subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "ECC" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement.

                  "11.1 Appraisal Process Commencement Date" shall have the meaning assigned to such term in Section 11.1(b) of the LLC Agreement.

                  "11.1 Appraisal Report" shall have the meaning assigned to such term in Section 11.1(b) of the LLC Agreement.

                  "11.1 Initial Opinion Values" shall have the meaning assigned to such term in Section 11.1(b) of the LLC Agreement.

                  "11.1 Subsequent Appraisal Process Commencement Date" shall have the meaning assigned to such term in Section 11.1(b) of the LLC Agreement.

                  "11.1 Third Opinion Value" shall have the meaning assigned to such term in Section 11.1(b) of the LLC Agreement.

                  "Employee Lease Agreement" shall mean that certain Employee Lease Agreement dated as of the Closing Date by and among the Partnership, GE Capital and Global, in the form and substance attached to the Formation Agreement as Exhibit ___, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "Environmental Laws" shall mean any and all applicable Laws pertaining to or otherwise regulating the environment, natural resources or human health and safety currently in effect, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act, as amended, any analogous state laws, any Laws pertaining to or otherwise regulating the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and other environmental conservation or protection laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Global Assets" shall have the meaning assigned to such term in Section 2.1(d)(2) of the Formation Agreement.

                  "Excluded Global Liabilities" shall mean:

                  (a) Any liability or obligation relating to the Global Compression Business (including, without limitation, any Taxes and any liability or obligation arising under or pursuant to any Environmental Laws or common law and the employment, failure to employ or termination of employment (including constructive termination) by any GE Entity of any individual, including an employee of any GE Entity)) to the extent such liability or obligation arises from or relates to the ownership or lease of the assets owned or used in connection with, or the operation of, the Global Compression Business prior to the Closing Date (other than Warranty Claims), in any case whether known or unknown, contingent or matured;

                  (b) Any litigation or claims (other than Warranty Claims) involving the Global Compression Business to the extent such litigation or claims relate to matters that occurred prior to the Closing Date;

                  (c) Any obligation to indemnify or contribute to another Person under common law or any Contract of the Global Compression Business to the extent such obligations relate to matters prior to the Closing Date;

                  (d) Any claim, liability or obligation under or pursuant to any Environmental Law or common law relating to any matter or condition identified in the TRC Reports at any property owned, operated or leased by the Global Compression Business, provided such claim, liability or obligation does not result from changes in Environmental Laws that occur subsequent to the Closing Date;

                  (e) Any liability or obligation relating to the Global Plans or Global Benefit Programs and Agreements and all other liability or obligation under ERISA and the Code in connection with any employee benefit plan as defined in Section 3(3) of ERISA or any other employee benefit plan, agreement or arrangement, maintained, sponsored by or contributed to by any corporation, trade, business or entity under common control with the Global Compression Business or GE Capital (Thailand) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA other than with respect to the Global Compression Services, Inc. 401(k) Plan;

                  (f) Any liability or obligation of or relating to the business, assets or operations of a Global Noncompression Business;

                  (g) The legal, accounting and investment banking fees and expenses incurred by the GE Entities, the Global Compression Business or GE Capital (Thailand) relating to the formation of the Partnership and the other transactions contemplated by the Formation Agreement;

                  (h) Except for the Contributed Global Note, any obligation under any capital lease, sale lease back arrangement or note, bond or other obligation for borrowed money to any GE Entity or GE Capital (Thailand) or the Global Compression Business is subject; and

                  (i) Any liability or obligation relating to an Excluded Global Asset.

provided, however, that the Excluded Global Liabilities shall not include any Partnership Assumed Liabilities. All references to the Global Compression Business or any GE Entity contained in this definition of "Excluded Global Liabilities" include all predecessors in interest or title to the Global Compression Business or any GE Entity.

                  "Excluded Weatherford Assets" shall have the meaning assigned to such term in Section 2.1(c)(2) of the Formation Agreement.

                  "Excluded Weatherford Liabilities" shall mean:

                  (a) any liability or obligation relating to the Weatherford Compression Business (including, without limitation any Taxes and any liability or obligation arising under or pursuant to any Environmental Laws or common law and the employment, failure to employ or termination of employment (including constructive termination) by any Weatherford Entity of any individual (including an employee of any Weatherford Entity)) to the extent such liability or obligation arises from or relates to the ownership or lease of the assets owned or used in connection with, or the operation of, the Weatherford Compression Business, prior to the Closing Date (other than Warranty Claims), in any case whether known or unknown, contingent or matured;

                  (b) Any litigation or claims (other than Warranty Claims) involving the Weatherford Compression Business to the extent such litigation or claims relate to matters that occurred prior to the Closing Date;

                  (c) Any obligation to indemnify or contribute to another Person under common law or any Contract of the Weatherford Compression Business to the extent such obligations relate to matters prior to the Closing Date;

                  (d) Any claim, liability or obligation under or pursuant to any Environmental Law or common law relating to any matter or condition identified in the TRC Reports at any property owned, operated or leased by the Weatherford Compression Business, provided such claim, liability or obligation does not result from changes in Environmental Laws that occur subsequent to the Closing Date;

                  (e) Any liability or obligation relating to the Weatherford Plans or Weatherford Benefit Programs and Agreements and all other liability or obligation under ERISA and the Code in connection with any employee benefit plan as defined in Section 3(3) of ERISA or any other employee benefit plan, agreement or arrangement, maintained, sponsored by or contributed to by any corporation, trade, business or entity under common control with the Weatherford Compression Business or the Transferring Weatherford Entities within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA;

                  (f) Any liability or obligation of or relating to the business, assets or operations of a Weatherford Noncompression Business;

                  (g) The legal, accounting and investment banking fees and expenses incurred by Weatherford, the Transferring Weatherford Entities or the Weatherford Compression Business relating to the formation of the Partnership and the other transactions contemplated by the Formation Agreement;

                  (h) Except for the Master Lease, any obligation under capital lease, sale lease back arrangement or note, bond or other obligation for borrowed money to which Weatherford or any Transferring Weatherford Entity or the Weatherford Compression Business is subject; and

                  (i) Any liability or obligation relating to an Excluded Weatherford Asset.

provided, however, that the Excluded Weatherford Liabilities shall not include any Partnership Assumed Liabilities. All references to the Weatherford Compression Business or Weatherford or any Transferring Weatherford Entity contained in this definition of "Excluded Weatherford Liabilities" include all predecessors in interest or title to the Weatherford Compression Business or Weatherford or any Transferring Weatherford Entity.

                  "Facilities" means any facilities or equipment used by any Weatherford Entity or Global, as the case may be, in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not Owned thereby.

                  "Formation Agreement" shall mean that certain Formation Agreement dated as of February 2, 1999 by and among the Weatherford Entities on the one hand, and the GE Entities on the other hand, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "GAAP" shall have the meaning assigned to such term in Section
7.1 of the LP Agreement.

                  "GCSI" shall mean Global Compression Services International, Inc., an Oklahoma corporation.

                  "GE Capital" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement.

                  "GE Capital Group" shall mean any group of corporations that includes GE Capital and the Global Compression Business.

                  "GE Capital HSR Documents" shall have the meaning assigned to such term in Section 4.3(c)(ii) of the Formation Agreement.

                  "GE Capital (Thailand)" shall mean GE Capital (Thailand) Ltd., a company incorporated under the laws of the Kingdom of Thailand and a wholly owned subsidiary of GE Capital.

                  "GE Entities" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement, and "GE Entity" shall mean, individually, any of the GE Entities.

                  "GE Losses" shall have the meaning assigned to such term in
Section 8.2(a) of the Formation Agreement.

                  "GE Indemnity Party" shall have the meaning assigned to such term in Section 8.3(a) of the Formation Agreement.

                  "General Partner" shall have the meaning assigned to such term in the introductory paragraph to the LP Agreement.

                  "Global" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement.

                  "Global Benefit Program or Agreement" shall have the meaning set forth in Section 3.2(i)(i)(B) of the Formation Agreement.

                  "Global Closing Date Balance Sheet" shall have the meaning assigned to such term in Section 2.3 of the Formation Agreement.

                  "Global Compression Business" shall mean the compression business conducted by Global and the compression assets owned by GE Capital (Thailand).

                  "Global Compression Business Assumed Contracts" shall have the meaning assigned to such term in Section 2.1(d)(2)(ii) of the Formation Agreement.

                  "Global Compression Business Intellectual Property" shall have the meaning assigned to such term in Section 2.1(d)(2)(x) of the Formation Agreement.

                  "Global Compression Business Inventories" shall have the meaning assigned to such term in Section 2.1(d)(2)(v) of the Formation Agreement.

                  "Global Compression Business Know-How Property" shall have the meaning assigned to such term in Section 2.1(d)(2)(x) of the Formation Agreement.

                  "Global Compression Business Records" shall have the meaning assigned to such term in Section 2.1(d)(2)(vi) of the Formation Agreement.

                  "Global Excess" shall have the meaning assigned to such term in Section 2.3 of the Formation Agreement.

                  "Global/Limited Assignment and Conveyance Agreement" shall mean that certain Assignment and Conveyance Agreement dated as of the Closing Date executed by Global, in the form and substance attached as Exhibit J to the Formation Agreement.

                  "Global Noncompression Business" shall mean the businesses conducted by any Affiliate (including without limitation any subsidiary, whether or not wholly, directly or indirectly owned), division, unit or segment of GE Capital other than the Global Compression Business.

                  "Global/Partnership Assignment and Conveyance Agreement" shall mean that certain Assignment and Conveyance Agreement dated as of the Closing Date executed by Global, in the form and substance attached as Exhibit J to the Formation Agreement.

                  "Global Permits" shall have the meaning set forth in Section 3.2(m) of the Formation Agreement.

                  "Global Plan" shall have the meaning set forth in Section 3.2(i)(i)(d) of the Formation Agreement.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                         (i) The Gross Asset Value of any asset contributed by a
Partner to the Partnership, or a Member to Limited, as the case may be, is the gross fair market value of such asset as determined at the time of contribution;

                        (ii) The Gross Asset Value of all Partnership assets or all of Limited's assets, as the case may be, shall be adjusted to equal their respective gross fair market values, as determined by, with respect to the Partnership, the General Partner, and with respect to Limited, the Board of Directors, in each case as of the following times: (A) the acquisition of any additional interest in the Partnership by any new or existing Partner, or in Limited by any new or existing Member, in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to the Partner, or by Limited to the Member, of more than a de minimis amount of property as consideration for an interest in the Partnership or Limited, respectively; and
(C) the liquidation of the Partnership or Limited within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A) and (B) above shall be made only if, with respect to the Partnership, the General Partner, or with respect to Limited, the Board of Directors, reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners or the Members, as the case may be, in the Partnership or Limited, as the case may be; and

                       (iii) The Gross Asset Value of any asset of the Partnership distributed to any Partner, or any asset of Limited distributed to any Member, shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by, with respect to the Partnership, the General Partner, or with respect to Limited, the Board of Directors.

                  If the Gross Asset Value of an asset of the Partnership or Limited has been determined or adjusted pursuant to clause (A) or (B) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit or Net Loss.

                  "HSR Act" shall have the meaning set forth in Section 3.1(e) of the Formation Agreement.

                  "Included Global Assets" shall have the meaning assigned to such term in Section 2.1(d)(2) of the Formation Agreement.

                  "Included Weatherford Assets" shall have the meaning assigned to such term in Section 2.1(c)(2) of the Formation Agreement.

                  "Indebtedness" of a Person shall mean any (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations under any lease which have been or should be capitalized under GAAP; and (h) obligations secured by any Liens, whether or not the obligations have been assumed, but such term shall not include the obligations of the Partnership under the Master Lease.

                  "Indemnified Person" shall have the meaning assigned to such term in Section 4.7.2 of the LLC Agreement.

                  "Internal MIS Systems" shall mean, with reference to any Weatherford Entity or any GE Entity, any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of such Weatherford Entity or GE Entity, as the case may be, including payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

                  "IPO" shall have the meaning assigned to such term in Section 11.2(a) of the LP Agreement.

                  "IPO Notice" shall have the meaning assigned to such term in
Section 11.1 of the LP Agreement.

                  "IRS" shall have the meaning assigned to such term in Section 3.1(i)(iii)(C) of the Formation Agreement.

                  "Knowledge" shall mean, with respect to any matter stated herein to be "to the knowledge of any Weatherford Entity," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President, Chief Financial Officer or General Counsel of any Weatherford Entity, and with respect to any matter stated herein to be "to the knowledge of any GE Entity," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President, Chief Financial Officer or Counsel of any such entity.

                  "Laws" shall mean, collectively, federal, foreign, state, provincial, municipal and local laws (including common law), statutes, ordinances, rules, regulations, orders, determinations or other legal requirements.

                  "Lease Payment" shall mean all payments required to be made under the Master Lease.

                  "Leased Assets" shall mean those assets used in the Weatherford Compression Business or the Global Compression Business that are leased from a third party pursuant to operating leases entered into in the ordinary course of business and those assets leased pursuant to the Master Lease.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, claim, rights of third parties or preference, priority or other pledge agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Limited" shall mean Weatherford Global Compression Holding, L.L.C., a Delaware limited liability company.

                  "Limited Fiscal Year" shall be the same as the taxable year of Limited for federal income tax purposes, which taxable year shall be the calendar year unless otherwise required by the Code.

                  "Limited Minimum Gain" shall have the same meaning as the term "partnership minimum gain" set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

                  "Limited/Partnership Assignment and Conveyance Agreement" shall mean that certain Assignment and Conveyance Agreement dated as of the Closing Date executed by Limited, in the form and substance attached as Exhibit J to the Formation Agreement.

                  "Limited Partners" shall have the meaning assigned to such term in Section 2.4 of the LP Agreement, and "Limited Partner" shall mean, individually, any of the Limited Partners.

                  "LLC Agreement" shall mean that certain Limited Liability Company Agreement of Weatherford Global Compression Holding, L.L.C., dated as of the Closing Date, by and between WECC and Global, as Members thereunder, in the form and substance attached as Exhibit C to the Formation Agreement, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "LLC Event of Default" shall have the meaning assigned to such term in Section 8.1(a) of the LLC Agreement.

                  "LLC Event of Withdrawal" shall have the meaning assigned to such term in Section 8.1(b) of the LLC Agreement.

                  "LP Agreement" shall mean that certain Limited Partnership Agreement of the Partnership, dated as of the Closing Date, by and among Limited, as the sole General Partner thereof, WECC as a Limited Partner thereof, Global as a Limited Partner thereof, and Weatherford, solely for purposes of
Section 11.2 thereof, in the form and substance attached as Exhibit D to the Formation Agreement, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "LP Event of Default" shall have the meaning assigned to such term in Section 10.1(a) of the LP Agreement.

                  "LP Event of Withdrawal" shall have the meaning assigned to such term in Section 10.1(b) of the LP Agreement.

                  "Manufacturing Business" shall mean any business line, area or segment of the Partnership or any direct or indirect wholly owned subsidiary thereof a majority of the activity of which involves the manufacturing or fabrication of equipment or component parts thereof, including without limitation the manufacturing of the Gemini line of compressors, compressor frames and other components and the fabrication of compressor units or any components thereof.

                  "Market Value of Limited" shall have the meaning assigned to such term in Section 11.1(c) of the LLC Agreement.

                  "Market Value of the Partnership" shall have the meaning assigned to such term in Section 13.1(c) of the LP Agreement.

                  "Master Lease" shall mean that (i) Master Lease Intended as Security dated as of December 8, 1998, between WECC and ABN AMRO Bank N.A., as Administrative Agent for the Lessors, (ii) Participation Agreement dated as of December 8, 1998, between WECC, as Lessee, ABN AMRO Bank, not individually, except as expressly set forth therein, but as Administrative Agent, Arranger and Syndication Agent, Chase Bank of Texas, National Association, as Documentation Agent, and the Lessors listed on Schedule I to such Participation Agreement, and
(iii) Schedule X to Participation Agreement, (x) as amended by the Assignment and Assumption and First Amendment to Participation Agreement Master Lease Intended as Security and Schedule X between WECC, the Lessors named therein, ABN AMRO Bank N.V., not individually, but solely as Administrative Agent for the Lessors, Syndication Agent and Arranger, and Chase Bank of Texas, National Association, as Documentation Agent for the Lessors, and the Partnership, as Assignee, and (y) as further amended or otherwise modified from time to time pursuant to the terms thereof.

                  "Material Adverse Effect" or "material adverse change" shall mean, when used in connection with any Person, the Weatherford Compression Business or the Global Compression Business, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of that Person and its subsidiaries, taken as a whole, or of the Weatherford Compression Business or the Global Compression Business, as the case may be; provided, however, a Material Adverse Effect or material adverse change with respect to the Weatherford Compression Business or the Global Compression Business shall not include (i) any effect or change relating to or affecting the oil and gas service industry, including the contract compression segment thereof, as a whole, (ii) changes in national or international economic conditions or industry conditions generally, (iii) changes, or possible changes, in foreign, federal, state or local statutes and regulations applicable to the Weatherford Compression Business or the Global Compression Business, as the case may be, or
(iv) the loss of employees, customers or suppliers thereby as a direct or indirect consequence of any announcement or expectation of the transactions contemplated hereby.

                  "Member" and "Members" shall have the meanings assigned to such terms in Section 2.1.1 of the LLC Agreement.

                  "Member Affiliated Purchaser" shall have the meaning assigned to such term in Section 8.2(b) of the LLC Agreement.

                  "Member Nonrecourse Debt" shall have the meaning as the term "partner nonrecourse debt" set forth in Regulation Section 1.704-2(b)(4).

                  "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Limited Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

                  "Member Nonrecourse Deductions" shall have the same meaning as the term "partner nonrecourse deduction" set forth in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

                  "Membership Interest" shall have the meaning assigned to such term in Section 3.1.1 of the LLC Agreement.

                  "Net Assets" shall mean with respect to either the Weatherford Compression Business or the Global Compression Business the total assets of such businesses less the total liabilities of such businesses as reflected in the Weatherford Closing Date Balance Sheet and the Global Closing Date Balance Sheet, respectively; provided, however, in calculating Net Assets: (i) the increase in the value of any assets or the reduction in any liabilities since December 31, 1998 as a result of the reversal of any accruals associated with such assets or liabilities shall not be included except to the extent such accruals are actually utilized, (ii) there shall not be included any increases in assets since December 31, 1998 as a result of any write up of such assets,
(iii) there shall be no adjustments to the assets or liabilities of either of such businesses as a result of any changes in accounting practices or policies since December 31, 1998, (iv) there shall not be included any liabilities of either entity for which Weatherford or GE Capital shall have assumed the payment thereof, including without limitation, the Excluded Weatherford Liabilities and the Excluded Global Liabilities, (v) there shall not be included as assets any Excluded Weatherford Assets or Excluded Global Assets, (vi) there shall be recorded as a liability or obligation the amount of any deposits or payments that are received by the Weatherford Compression Business or the Global Compression Business prior to the Closing for goods or services to be provided after the Closing or for rental periods after the Closing to the extent such sales or rentals shall not have been as of the Closing, (vii) there shall not be included any amounts for deferred taxes, (viii) the obligations under the Master Lease shall be excluded from the Weatherford Closing Date Balance Sheet as a liability, (ix) the difference between the prior book value of the assets of WECC that are now subject to the Master Lease and the funds made available under the Master Lease ($119,000,000) with respect to those assets will be reflected as a liability on the Weatherford Closing Date Balance Sheet; (x) the difference between the funds made available under the Master Lease ($119,000,000) and $100 million will be reflected as an asset on the Weatherford Closing Date Balance Sheet; (xi) the fees and expenses of the Weatherford Entities in connection with the establishment and assignment of the Master Lease shall be included as an asset on the Weatherford Closing Date Balance Sheet; (xii) the full amount of the Contributed Global Note and the Payment Obligation will be reflected as a liability on the Global Closing Date Balance Sheet; (xiii) the net book value as of the Closing Date of the Additional Weatherford Assets will be included as an asset on the Weatherford Closing Date Balance Sheet; (xiv) the net book value as of the Closing Date of the Additional Global Assets will be included as an asset on the Global Closing Date Balance Sheet; and (xv) all applications of GAAP as applied to the Weatherford Compression Business and the Global Compression Business shall be applied in the identical manner in which such accounting principles were applied for purposes of the audited financial statements of such Businesses as of December 31, 1997 and for the year then ended.

                  "Net Book Value" shall mean, with respect to any Partnership Interests, the net book value thereof as of the date of calculation determined in accordance with GAAP.

                  "Net Loss" and "Net Profits" shall mean, for each Partnership Fiscal Year, Limited Fiscal Year or other period, an amount equal to, with respect to the Partnership, the Partnership's taxable income or loss for such Partnership Fiscal Year or period, and with respect to Limited, Limited's taxable income or loss for such Limited Fiscal Year or period, in each case determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

                           (a) any income of the Partnership, or Limited, as the
case may be, for such period that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

                           (b) any expenditures of the Partnership, or Limited,
as the case may be, described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

                           (c) in the event the Gross Asset Value of any asset
of the Partnership or Limited, as the case may be, is adjusted pursuant to subparagraphs (ii)(A) or (ii)(B) of the definition of "Gross Asset Value" the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                           (d) gain or loss resulting from any disposition of
assets of the Partnership or Limited, as the case may be, with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (e) in lieu of the depreciation, amortization, and
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year, Limited Fiscal Year or other period, computed in accordance with the definition of "Depreciation"; and

                           (f) any items specially allocated in respect of such
period pursuant to Section 4.3 of the LP Agreement or Section 3.5.2 of the LLC Agreement shall not be considered in determining Net Profits and Net Loss.

                           The amounts of any Partnership income, gain, loss or
deduction available to be specially allocated pursuant to Section 4.3 of the LP Agreement, or Limited income, gain, loss or deduction available to be specially allocated pursuant to Section 3.5.2 of the LLC Agreement, shall be determined by applying rules analogous to those set forth in such paragraphs (i) through (vi) above.

                  "Newco" shall have the meaning assigned to such term in the Registration Rights Agreement.

                  "Nondefaulting Member" shall have the meaning assigned to such term in Section 8.1(a) of the LLC Agreement.

                  "Nondefaulting Partner" shall have the meaning assigned to such term in Section 10.1(a) of the LP Agreement.

                  "Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

                  "Nonrecourse Liability" has the meaning set forth in Regulation Section 1.704-2(b)(3) of the Regulations.

                  "Nonsurviving Member" shall have the meaning assigned to such term in Section 8.5 of the LLC Agreement.

                  "Nonwithdrawing Member" shall have the meaning assigned to such term in Section 8.1(b) of the LLC Agreement.

                  "Nonwithdrawing Partner" shall have the meaning assigned to such term in Section 10.1(b) of the LP Agreement.

                  "Organizational Restructure" shall have the meaning assigned to such term in the Registration Rights Agreement.

                  "Outside the Ordinary Course of Business" shall mean, (i) with respect to any acquisition of assets or properties by the Partnership or any Subsidiary thereof, or any capital expenditure by the Partnership or any Subsidiary thereof, (A) any such acquisition or expenditure for such purpose that, together with all other such acquisitions or expenditures during such Partnership Fiscal Year, exceeds 150% of the Partnership's depreciation and amortization of assets under GAAP plus the depreciation and amortization that would have been realized under GAAP for any such assets subject to a sale/leaseback arrangement but for that sale/leaseback arrangement for the immediately preceding Partnership Fiscal Year; provided that, for the first year, such amount shall be $64,185,000, or (B) any such acquisition or expenditure not in the Same Line of Business; and (ii) with respect to any transfer, sale, assignment, conveyance or other disposition, or any pledge, mortgage, hypothecation or other encumbrance, or any lease, of any assets or properties of the Partnership or any Subsidiary thereof, (A) any such transfer, sale, assignment, conveyance or other disposition, or any such pledge, mortgage, hypothecation or other encumbrance, or any such lease, of the Manufacturing Business or any part of the Manufacturing Business (other than an individual component thereof that is not material to the Manufacturing Business) or (B) any such transfer, sale, assignment, conveyance or other disposition, or any such pledge, mortgage, hypothecation or other encumbrance, or any such lease, other than ordinary course sales or rentals of inventory to customers, during any Partnership Fiscal Year having a value in excess of the greater of (1) 200% of the average dollar amount of dispositions effected by Global and WECC during the three calendar years prior to the formation of the Partnership on a pro forma basis or (2) 50% of the Partnership's average capital expenditures for the prior two Partnership Fiscal Years.

                  "Owned" shall mean, with respect to any Person, those assets, properties, rights, titles, interests, contracts, claims and estates owned, leased, licensed or otherwise held by such Person, but if jointly owned, leased, licensed or held with another Person, then in each such case only to the extent of the ownership interest of the Person identified in the Formation Agreement as the owner.

                  "Parties" shall mean, collectively, all parties to the Formation Agreement, and "Party" shall mean, individually, any one of the Parties.

                  "Partner Affiliated Purchaser" shall have the meaning assigned to such term in Section 10.2(b) of the LP Agreement.

                  "Partner Nonrecourse Debt" shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

                  "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if the

Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                  "Partners" shall have the meaning assigned to such term in
Section 2.4 of the LP Agreement.

                  "Partnership" shall mean Weatherford Global Compression Services, L.P., a Delaware limited partnership.

                  "Partnership Assumed Liabilities" shall mean:

                  (a) Obligations under contracts and agreements of the Weatherford Compression Business and the Global Compression Business to the extent (i) such obligations have been accrued and reflected as current liabilities on the Weatherford Closing Date Balance Sheet or the Global Closing Date Balance Sheet, or (ii) involve obligations to be performed after the Closing Date (excluding indemnity and similar obligations that are attributable to the ownership, lease or operation of the Weatherford Compression Business and the Global Compression Business prior to the Closing Date);

                  (b) Any claim by an employee of the Weatherford Compression Business or the Global Compression Business to the extent such person continues as an employee of the Business after the Closing Date and to the extent such claim relates to matters occurring after the Closing Date and including the Assumed Retention and Severance Obligations;

                  (c) The obligations under the Master Lease and the Contributed Global Note, the obligations under the contracts and agreements listed in Schedules 2.1(c)(2)(ii) and 3.2(n) and the contracts and agreements of the Weatherford Compression Business and the Global Compression Business, and all obligations relating to the future performance under the operating leases associated with the Leased Assets;

                  (d) All sales and rental obligations of the Weatherford Compression Business and the Global Compression Business; provided, however, that if any deposits or payments are received by the Weatherford Compression Business or the Global Compression Business prior to the Closing for goods or services to be provided after the Closing or for rental periods after the Closing, the amount of such deposit or prepayment shall be recorded as a current liability or obligation as provided in the definition of Net Assets; and

                  (e) All Warranty Claims with respect to the Weatherford Compression Business and the Global Compression Business.

                  "Partnership Expenses" shall mean all costs, expenses, liabilities, damages, obligations and charges of any nature whatsoever incurred by the Partnership relating to the Partnership's business or properties, including without limitation, (i) all costs and expenses arising from or pertaining to the transactions contemplated by the Formation Agreement, the LP Agreement, the LLC Agreement, the Registration Rights Agreement, the Shared Services Agreement and the Transition Agreement; (ii) costs for Capital Budget Expenditures; (iii) operating costs relating to the Properties of the Partnership; (iv) all costs and expenses arising under the indemnity provisions of the LP Agreement, and (v) the legal and accounting fees, charges and expenses incurred by the Partnership in connection with any of the foregoing (but excluding any such fees, charges and expenses incurred by the Partners or their Affiliates in connection with the consummation of the transactions contemplated by the Formation Agreement but not excluding such fees, charges and expenses incurred in connection with the Master Lease).

                  "Partnership Fiscal Year" shall be the same as the taxable year of the Partnership for federal income tax purposes, which taxable year shall be the calendar year unless otherwise required by the Code.

                  "Partnership 401(k) Plan" shall mean the Weatherford Global Compression Services, L.P. 401(k) Plan.

                  "Partnership Interests" shall have the meaning assigned to such term in Section 3.3 of the LP Agreement.

                  "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  "Payment Obligation" shall mean the obligation of the Partnership to make a payment of $20,250,000 to Global pursuant to Section 2.4 of the Formation Agreement and Section 6.1(__) of the LP Agreement.

                  "Percentage Interest" shall mean, (i) with respect to any Partner, such Partner's percentage interest in the Partnership, which shall mean such Partner's Partnership Interest percentages (as set forth on Schedule 3.1 to the LP Agreement), as the same may change from time to time pursuant to a Transfer of all or any portion of such Partner's Partnership Interests in accordance with Article IX of the LP Agreement, and (ii) with respect to any Member, such Member's percentage interest in Limited, which shall mean such Member's Membership Interest percentage (as set forth in Section 3.1.1 of the LLC Agreement), as the same may change from time to time pursuant to a Transfer of all or any portion of such Member's Membership Interests in accordance with
Article VII of the LLC Agreement.

                  "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Preapproved Contracts" shall mean the documents governing the Master Lease, the Shared Services Agreement, the Transition Services Agreement, the Employee Lease Agreement and all contracts between the Partnership and any Partner or Affiliate thereof approved unanimously in writing by the Partners pursuant to a blanket approval of a particular type of arrangement with specified contractual parameters; provided that, all modifications, amendments or other changes to any Preapproved Contract must be unanimously approved by all Partners except to the extent such modifications, amendments or other changes are within such preapproved contractual parameters.

                  "Products" shall mean any products offered or furnished by any Transferring Weatherford Entity or Global, as the case may be, or any predecessor in interest thereof, currently or at any time in the past, including without limitation each item of hardware, software, or firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, and maintenance thereto.

                  "Properties" shall mean all assets and properties of the Partnership, whether tangible or intangible, real or personal.

                  "Registrant" shall have the meaning assigned to such term in the Registration Rights Agreement.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the Closing Date by and among WECC, Global and the Partnership, in the form and substance attached as Exhibit E to the Formation Agreement, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "Regulation" or "Regulations" shall mean the United States Treasury Regulations promulgated under the Code.

                  "Release" shall have the meaning ascribed to it in CERCLA unless the state law of a jurisdiction in which a property is located has a broader meaning, in which case the broader meaning shall apply.

                  "Requisite Approvals" shall have the meaning assigned to such term in Section 11.2(b) of the LP Agreement.

                  "resign" shall mean, with respect to any Partner or Member, the resignation or withdrawal thereof from the Partnership or Limited, as the case may be.

                  "Same Line of Business" shall mean any of (i) the manufacturing, fabrication, leasing or servicing of and disposition of compressors and related equipment and components and (ii) the provision of compressor related services.

                  "Securities Act" shall have the meaning assigned to such term in Section 11.1 of the LP Agreement.

                  "Services" shall mean any compression services offered or furnished by any Weatherford Entity or Global, as the case may be, or any predecessor in interest thereof, currently or at any time in the past.

                  "Shared Services Agreement" shall mean that certain Shared Services Agreement dated as of the Closing Date by and among Weatherford and the Partnership, in the form and substance attached to the Formation Agreement as Exhibit H, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "Significant subsidiary" has the meaning assigned to such term in the Securities Exchange Act of 1934, as amended.

                  "Significant Transaction" shall have the meaning assigned to such term in Section 11.3.2 of the LP Agreement.

                  "subsidiary"" of a Person means any corporation, partnership or other legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such first mentioned Person.

                  "Surviving Member" shall have the meaning assigned to such term in Section 8.5 of the LLC Agreement.

                  "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties, levies or similar charges of any kind, including, without limitation, those on or measured by or referred to as income, gross receipt, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign, whether disputed or not.

                  "Tax Indemnified Party" shall have the meaning assigned to such term in Section 7.1(d)(l) of the Formation Agreement.

                  "Tax Indemnifying Party" shall have the meaning assigned to such term in Section 7.1(d)(l) of the Formation Agreement.

                  "Tax Losses" shall have the meaning assigned to such term in
Section 7.1(b) of the Formation Agreement.

                  "Tax Return" shall mean any return, report, declaration, statement, claim for refund or information return or statement required to be filed with any Governmental Authority with respect to Taxes, or any amendment thereto, including any schedule or attachment thereto.

                  "13.1 Appraisal Process Commencement Date" shall have the meaning assigned to such term in Section 13.1(b) of the LP Agreement.

                  "13.1 Appraisal Report" shall have the meaning assigned to such term in Section 13.1(b) of the LP Agreement.

                  "13.1 Initial Opinion Values" shall have the meaning assigned to such term in Section 13.1(b) of the LP Agreement.

                  "13.1 Subsequent Appraisal Process Commencement Date" shall have the meaning assigned to such term in Section 13.1(b) of the LP Agreement.

                  "13.1 Third Opinion Value" shall have the meaning assigned to such term in Section 13.1(b) of the LP Agreement.

                  "Transaction Documents" shall mean, collectively, the Formation Agreement, the LLC Agreement, the LP Agreement, the Registration Rights Agreement, the Transition Services Agreement, the Shared Services Agreement and the Employee Lease Agreement.

                  "Transfer" shall mean, with respect to all or any part of any Partnership Interest or any Membership Interest, the direct or indirect sale, transfer, assignment, pledge, hypothecation or other disposition thereof, and shall include with respect to all or any part of any Partnership Interest of any Partner, or any Membership Interest of any Member, any merger, consolidation, reorganization or share exchange involving such Partner or Member, as the case may be, or any change of control of such Partner or Member, as the case may be; provided, however, that in no event shall "Transfer" include (i) any merger, consolidation, reorganization or share exchange involving, or any change of control of, Weatherford, GE Capital or General Electric Company, a New York corporation, or (ii) any merger, consolidation, reorganization, share exchange or similar transactions so long as after such transaction, all Partnership Interests indirectly owned by Weatherford or GE Capital continue to be owned by an entity, the ownership interest of which is wholly owned directly or indirectly by Weatherford or GE Capital.

                  "Transferring Weatherford Entities" shall mean, collectively, WECC and each of Enterra Compression Company, a Delaware corporation, Weatherford Compression Canada, Ltd., an Alberta corporation, Weatherford Canada Ltd., an Alberta corporation, Weatherford Latin American, S.A., a Venezuela corporation, Weatherford Enterra S.A., an Argentina corporation, and Weatherford Australia Pty. Limited, an Australia corporation.

                  "Transition Services Agreement" shall mean that certain Transition Agreement dated as of the Closing Date by and among the Parties, in the form and substance attached to the Formation Agreement as Exhibit I, as the same may be amended or otherwise modified from time to time pursuant to the terms thereof.

                  "TRC Reports" shall mean that certain Phase I Environmental, Health and Safety Assessment dated October 1998 and that certain Phase II Site Investigation Report dated December 1998, prepared by TRC Environmental Corporation for the use and benefit of GE Capital and Weatherford.

                  "Unanimous Consent of Directors" shall mean the Unanimous Consent of Directors of the General Partner in the form and substance attached to the Formation Agreement as Exhibit F.

                  "Unreturned Capital" shall have the meaning assigned to such term in Section 3.1(e) of the LP Agreement.

                  "Used" shall mean, with respect to the Business, Assets, Contracts or Governmental Authorizations of any Person, those Owned by such Person that are used, have been acquired for use but not yet placed in use, or that were formerly used and now held for disposition, by such Person.

                  "WAP" shall have the meaning assigned to such term in the introductory paragraph of the Formation Agreement.

                  "Warranty Claims" shall mean any claim (whether made before or after the Closing Date) by a customer, distributor, wholesaler or end user of a product manufactured, fabricated, assembled, distributed, sold or serviced, or of any services provided thereto in which a warranty is provided on the material or workmanship of such service, in any case manufactured, fabricated, assembled, distributed, sold, serviced or provided prior to the Closing Date by any Transferring Weatherford Entity, or the Weatherford Compression Business (or any of the respective predecessors thereto), or by Global or the Global Compression Business (or any of the respective predecessors thereto), which claim relates directly or indirectly to an express or implied warranty of material and/or workmanship, or any product liability claims, applicable to such product or service.

                  "Weatherford" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement.

                  "Weatherford Benefit Program or Agreement" shall have the meaning assigned to such term in Section 3.1(i)(i)(B) of the Formation Agreement.

                  "Weatherford Closing Date Balance Sheet" shall have the meaning assigned to such term in Section 2.3 of the Formation Agreement.

                  "Weatherford Compression Business" shall mean, collectively, the compression businesses conducted by WECC and each other Transferring Weatherford Entity.

                  "Weatherford Compression Business Assumed Contracts" shall have the meaning assigned to such term in Section 2.1(c)(2)(ii) of the Formation Agreement.

                  "Weatherford Compression Business Intellectual Property" shall have the meaning assigned to such term in Section 2.1(c)(2)(x) of the Formation Agreement.

                  "Weatherford Compression Business Inventories" shall have the meaning assigned to such term in Section 2.1(c)(2)(v) of the Formation Agreement.

                  "Weatherford Compression Business Know-How Property" shall have the meaning assigned to such term in Section 2.1(c)(2)(x) of the Formation Agreement.

                  "Weatherford Compression Business Permits" shall have the meaning set forth in Section 3.1(m) of the Formation Agreement.

                  "Weatherford Compression Business Records" shall have the meaning assigned to such term in Section 2.1(c)(2)(vi) of the Formation Agreement.

                  "Weatherford Entities" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement, and "Weatherford Entity" shall mean, individually, any of the Weatherford Entities.

                  "Weatherford Financial Statements" shall have the meaning assigned to such term in Section 3.1(b) of the Formation Agreement.

                  "Weatherford Group" shall mean any group of entities that includes any Weatherford Entity or the Weatherford Compression Business.

                  "Weatherford HSR Documents" shall have the meaning assigned to such term in Section 4.3(c)(ii) of the Formation Agreement.

                  "Weatherford Indemnity Party" shall have the meaning assigned to such term in Section 8.2(a) of the Formation Agreement.

                  "Weatherford/Limited Assignment and Conveyance Agreement" shall mean that certain Assignment and Conveyance Agreement dated as of the Closing Date executed by WECC and each other Transferring Weatherford Entity, in the form and substance attached as Exhibit J to the Formation Agreement.

                  "Weatherford Losses" shall have the meaning assigned to such term in Section 8.3(a) of the Formation Agreement.

                  "Weatherford Noncompression Business" shall mean the businesses conducted by any subsidiary or division of Weatherford other than the Weatherford Compression Businesses.

                  "Weatherford/Partnership Assignment and Conveyance Agreement" shall mean that certain Assignment and Conveyance Agreement dated as of the Closing Date executed by WECC and each other Transferring Weatherford Entity, in the form and substance attached as Exhibit J to the Formation Agreement.

                  "Weatherford Plan" shall have the meaning assigned to such term in Section 3.1(i)(i)(A) of the Formation Agreement.

                  "WECC" shall have the meaning assigned to such term in the introductory paragraph to the Formation Agreement.

                  "Withdrawing Member" shall have the meaning assigned to such term in Section 8.1(b) of the LLC Agreement.

                  "Withdrawing Partner" shall have the meaning assigned to such term in Section 10.1(b) of the Formation Agreement.

                  "Year 2000 Compliant" shall mean, with respect to any Person, that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing, and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor provision by such Person of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) such Person's supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

The Company has not filed any schedules or exhibits with this Exhibit No. 10.1. Listed below is a brief description of the omitted schedules and exhibits. The Company agrees to furnish supplementally a copy of any of such omitted schedules and exhibits to the Commission upon request.


EXHIBITS

      Exhibit A   Certificate of Formation
      Exhibit B   Certificate of Limited Partnership
      Exhibit C   LLC Agreement (see Exhibit 10.3)
      Exhibit D   LP Agreement (see Exhibit 10.2)
      Exhibit E   Registration Rights Agreement
      Exhibit F   Unanimous Consent of Directors
      Exhibit G   [Reserved]
      Exhibit H   Shared Services Agreement
      Exhibit I   Transition Agreement
      Exhibit J   Assignment, Conveyance and Assumption Documents

SCHEDULES

      Schedule 2.1(c)(2)(A)   -  Included Weatherford Assets
      Schedule 2.1(c)(2)(B)   -  Excluded Weatherford Assets
      Schedule 2.1(c)(2)(i)   -  Weatherford Real Property Interests
      Schedule 2.1(c)(2)(ii)  -  Weatherford Contracts
      Schedule 2.1(c)(2)(iii) -  Weatherford Other Property Interests
      Schedule 2.1(c)(2)(vi)  -  Weatherford Business Records
      Schedule 2.1(c)(2)(vii) -  Weatherford Miscellaneous Assets
      Schedule 2.1(c)(2)(ix)  -  Weatherford Licenses
      Schedule 2.1(c)(2)(x)   -  Weatherford Intellectual Property
      Schedule 2.1(c)(2)(xii) -  Weatherford Bank Accounts
      Schedule 2.1(c)(3)      -  "Twelve-Step" Transfer
      Schedule 2.1(d)(2)(A)   -  Excluded Global Assets
      Schedule 2.1(d)(2)(i)   -  Global Real Property Interests
      Schedule 2.1(d)(2)(ii)  -  Global Contracts
      Schedule 2.1(d)(2)(iii) -  Global Other Property Interests
      Schedule 2.1(d)(2)(vi)  -  Global Business Records
      Schedule 2.1(d)(2)(vii) -  Global Miscellaneous Assets
      Schedule 2.1(d)(2)(ix)  -  Global Licenses
      Schedule 2.1(d)(2)(x)   -  Global Intellectual Property
      Schedule 2.1(d)(2)(xii) -  Global Bank Accounts

      Schedule 2.3            -  Calculation of Net Assets
      Schedule 3.1(a)         -  Weatherford Foreign Qualifications
      Schedule 3.1(b)         -  Weatherford Financial Statements
      Schedule 3.1(f)         -  Weatherford Business Exceptions
      Schedule 3.1(h)         -  Weatherford Litigation
      Schedule 3.1(i)         -  Weatherford Employee Benefit Matters
      Schedule 3.1(j)         -  Weatherford Tax Matters
      Schedule 3.1(l)         -  Weatherford Environmental Matters
      Schedule 3.1(n)         -  Weatherford Material Contracts and Agreements
      Schedule 3.1(o)         -  Weatherford Property Encumbrances
      Schedule 3.1(q)         -  Weatherford Labor Matters
      Schedule 3.1(r)         -  Weatherford Insurance Policies
      Schedule 3.1(s)         -  Weatherford Undisclosed Liabilities
      Schedule 3.1(t)         -  Weatherford Year 2000 Compliance
      Schedule 3.2(a)         -  Global Foreign Qualifications
      Schedule 3.2(b)         -  Global Financial Statements
      Schedule 3.2(f)         -  Global Business Exceptions
      Schedule 3.2(h)         -  Global Litigation
      Schedule 3.2(i)         -  Global Employee Benefit Matters
      Schedule 3.2(j)         -  Global Tax Matters
      Schedule 3.2(l)         -  Global Environmental Matters
      Schedule 3.2(n)         -  Global Material Contracts and Agreements
      Schedule 3.2(o)         -  Global Property Encumbrances
      Schedule 3.2(r)         -  Global Insurance Policies
      Schedule 3.2(s)         -  Global Undisclosed Liabilities
      Schedule 3.2(t)         -  Global Year 2000 Compliance
      Schedule 4.1(a)(iv)     -  Weatherford Acquisition Transactions
      Schedule 4.2(a)(iv)     -  Global Acquisition Transactions
      Schedule 4.2(a)(viii)   -  Global Contemplated Transactions